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                                                                 CONFORMED COPY
                                                                    Exhibit 4.2


                                 LOAN AGREEMENT
                                      for a
                                 USD325,000,000
                                    Term Loan
                                       to
                         Golar Gas Holding Company, Inc.

                                   provided by
                             the banks and financial
                           institutions listed herein

                                 Lead Arrangers
                       Christiania Bank og Kreditkasse ASA
                               Den norske Bank ASA
                                 Citibank, N.A.
                                       and
                          Fortis Bank (Nederland) N.V.

                                   Swap Banks
                               Den norske Bank ASA
                                       and
                       Christiania Bank og Kreditkasse ASA

                              Administrative Agent
                         Christiania Bank og Kreditkasse

                                 Security Agent
                               Den norske Bank ASA
                                   Book Runner
                                 Citibank, N.A.

                                   NORTON ROSE

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                                    Contents

Clause                                                                     Page

1      Purpose and definitions...............................................3

2      The Commitments and the Loan.........................................27

3      Interest.............................................................29

4      Repayment and prepayment.............................................31

5      Fees commission and expenses.........................................36

6      Payments and taxes; accounts and calculations........................37

7      Representations and warranties.......................................39

8      Undertakings.........................................................46

9      Conditions...........................................................70

10     Events of Default....................................................70

11     Indemnities..........................................................75

12     Unlawfulness and increased costs.....................................76

13     Set-off, pro rata payments...........................................78

14     Accounts.............................................................79

15     Transfer and lending office..........................................81

16     Administrative Agent, Security Agent
       and Reference Banks..................................................84

17     Tax Lease Option.....................................................85

18     Notices and other matters............................................85

19     Governing law and jurisdiction.......................................87

Part 1 - The Banks and their Commitments....................................88

Part 2 - The Swap Banks.....................................................89

Schedule 2 The Ships........................................................90

Schedule 3 Form of Drawdown Notice..........................................94

Schedule 4 Documents and evidence required as
           conditions precedent.............................................95

Schedule 5 Form of Transfer Certificate.....................................101

Schedule 6 Calculation of Additional Cost...................................107

Schedule 7 Form of officer's certificate
           (referred to in clause 8.1(e)(ii)(D))............................110

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THIS AGREEMENT is dated   31 May 2001 and made BETWEEN:

(1)    GOLAR GAS HOLDING COMPANY, INC. as Borrower;

(2) CHRISTIANIA BANK OG KREDITKASSE ASA, DEN NORSKE BANK ASA, CITIBANK, N.A. and FORTIS BANK (NEDERLAND) N.V. as Lead Arrangers;

(3) the banks and financial institutions whose names and addresses are set out in part 1 of schedule 1 as lenders;

(4) the banks and financial institutions whose names and addresses are set out in part 2 of schedule 1 as Swap Banks;

(5)    CHRISTIANIA BANK OG KREDITKASSE ASA as Administrative Agent;

(6)    DEN NORSKE BANK ASA as Security Agent; and

(7)    CITIBANK, N.A. as Book Runner.

IT IS AGREED as follows:

1      Purpose and definitions

1.1    Purpose

       This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrower a term loan of up to USD325,000,000 to be used for the purpose of enabling the Borrower to refinance certain existing indebtedness in respect of the Ships, and to provide liquidity support and working capital.

1.2    Definitions

       In this Agreement, unless the context otherwise requires:

       "Account Bank" means Christiania Bank og Kreditkasse ASA acting through its office at P.O. Box 1166, Sentrum, 0107 Oslo, Norway (in respect of the Cash Collateral Account and one of the Earnings Accounts) and through its office at Lloyds Chambers, 1 Portsoken Street, London E1 8RU (in respect of the other Earnings Accounts) and includes any other bank designated in writing by the Administrative Agent (at the request of the Borrower and acting on the instructions of the Majority Banks) to be an "Account Bank" for the purposes of the Security Documents (whether generally or in relation to a specific Earnings Account);

       "Additional Cost" means, in relation to any period, a percentage calculated for such period at an annual rate determined in accordance with schedule 6;

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       "Administrative  Agent" means Christiania Bank og Kreditkasse ASA of P.O.
       Box 1166, Sentrum, 0107 Oslo, Norway or such other person as may be appointed administrative agent for the Banks pursuant to the Agency Agreement;

        "Affiliate" of any specified person means any other person directly or indirectly controlling, or controlled by, or under direct or indirect common control with such specified person;

       "Agency Agreement" means the agency agreement executed or (as the context may require) to be executed between the Lead Arrangers, the Swap Banks, the Administrative Agent, the Security Agent, the Banks, the Borrower and the Guarantors in the agreed form;

       "Annual Financial Statements" means annual:

       (a) financial statements of the Parent, the Borrower and each Owning Company;

       (b) consolidated financial statements of the Golar LNG Group including Oxbow and Golar Maritime; and

       (c) consolidated financial statements of the Golar LNG Group excluding Oxbow and Golar Maritime,

       each comprising a profit and loss account and a balance sheet and cash flow statement and audited by the Auditors;

       "Annualised EBITDA" means at any relevant date the EBITDA for the three month period ending on such date multiplied by four (4);

       "Approved Brokers" means, in relation to a Ship, such firm of insurance brokers, appointed by its Owning Company, as may from time to time be approved in writing by the Administrative Agent for the purposes of this Agreement;

       "Approved Charter" means, in relation to a Ship as at the date hereof, the charterparty in respect of such Ship (if any) details of which are specified in Part 2 of schedule 2 and, in relation to Golar Mazo, means the Pertamina Charter;

       "Approved Charterer" means, in relation to a Ship or Golar Mazo, the person who is the charterer or employer of such Ship under an Approved Charter of such Ship or Golar Mazo;

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       "Approved Management Agreement" means, in relation to each Ship:

       (a) as at the date hereof, the management agreement between the relevant Owning Company and the Initial Manager thereof providing (inter alia) for the Initial Manager to provide the technical management of (inter alia) such Ship, details of which are specified in Part 2 of schedule 2;

       (b) as at the date hereof, the sub-management agreement dated 1 January 1999 between the Initial Manager and the Initial Sub-Manager providing (inter alia) for the Initial Sub-Manager to provide the technical management of (inter alia) such Ship; and

       (c) any future management agreement relative (inter alia) to that Ship entered into by the relevant Owning Company with an Approved Manager on terms previously approved by the Administrative Agent (such approval not to be unreasonably withheld);

       "Approved Manager" means, in relation to a Ship:

       (a) for the time being, the Initial Manager and the Initial Sub-Manager for that Ship (including, but not limited to, any other manager or sub-manager to whom the Initial Manager may delegate its management of such Ship on terms, inter alia, that the Initial Manager remains wholly responsible as principal to the relevant Owning Company for the due performance of the relevant management obligations); or

       (b) any other entity appointed with the prior written consent of the Administrative Agent as manager or sub-manager of such Ship,

       and, in relation to Golar Mazo, means Aurora  Management Inc. of 80 Broad
       Street,  Monrovia,  Liberia  and  Gotaas-Larsen   International  Ltd.  as
       sub-manager;

       "Auditors" means PricewaterhouseCoopers or another first class firm of international accountants;

       "Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, New York City and Oslo (or any other relevant place of payment under clause
       6);

       "Banks"  means the banks and financial  institutions  listed in part 1 of schedule 1 and includes their successors in title and assignees and transferees;

       "Borrower" means Golar Gas Holding Company, Inc., a company incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

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       "Borrowed Money" means Indebtedness incurred in respect of:

       (a)    money borrowed or raised and debit balances at banks;

       (b)    any bond, note, loan stock, debenture or similar debt instrument;

       (c)    acceptance or documentary credit facilities;

       (d) receivables sold or discounted (otherwise than on a non-recourse basis);

       (e) deferred payments for assets or services acquired (other than assets or services acquired on normal commercial terms in the ordinary course of business where payment is deferred by no more than 180 days);

       (f)    Capitalised Lease Obligations;

       (g)    any other transaction  (including  without limitation forward sale
              or  purchase   agreements)  having  the  commercial  effect  of  a
              borrowing or raising of money;

       (h) guarantees in respect of Indebtedness of any person falling within any of (a) to (g) above; and

       (i) preference share capital in the Borrower or any other member of the Golar Gas Group which is or may be redeemable prior to the Final Repayment Date and/or the full and final discharge of all Indebtedness and liabilities of the Borrower under this Agreement;

       "Breakage Costs" shall have the meaning ascribed to it in clause 11.1;

       "capital expenditure" means expenditure incurred in:

       (i) improving, upgrading or refurbishing any of the Ships or any other vessels or other fixed assets of the Golar Gas Group;

       (ii) the acquisition of buildings, plant, machinery, vessels or other fixed tangible assets of the Golar Gas Group or other expenditure which is to be treated as capital expenditure in accordance with GAAP including Capitalised Lease Obligation commitments but does not include expenditure on repairing or maintaining any of the Ships or any other vessels or other fixed assets;

       "Capitalised Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of (or other Borrowed Money arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capitalised lease or a liability on the face of a balance sheet of such person in accordance with GAAP;

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       "Cash  Balances"  means,  at any  relevant  time,  an amount equal to the aggregate amount which is, at such time, credited to and/or invested in Earnings Accounts;

       "Cash Reserve" means, in relation to any date (the "Calculation Date"), the aggregate of:

       (a)    an amount equal to the aggregate of:

              (i)    the product of:

                     (A) an amount equal to the applicable fraction of the aggregate of the repayment instalment projected to fall due under clause 4.1 on the first Repayment Date following the Calculation Date multiplied by

                     (B) the number of accrual dates falling on or before the relevant Calculation Date and after the Repayment Date immediately preceding the Calculation Date; and

              (ii)   the product of:

                     (A) an amount equal to the applicable fraction of the amount of interest falling due for payment in respect of each part of the Loan at the end of each Interest Period current at the Calculation Date multiplied by

                     (B) the number of accrual dates falling on or before the Calculation Date and after the beginning of the relevant Interest Period;

              (iii)  and for the purpose of paragraphs (i) and (ii) above:

                     (A)    the "accrual  dates" mean the date falling  fourteen
                            (14) days after the Drawdown Date and each of the dates falling at monthly intervals after such date and prior to Final Repayment Date;

                     (B) the "applicable fraction" means, in relation to paragraph (i), a fraction having a numerator of one and a denominator equal to the number of accrual dates falling between the first Repayment Date following the Calculation Date and the immediately preceding Repayment Date or, if the first Repayment Date following the Calculation Date is the first Repayment Date, the Drawdown Date and, in relation to paragraph (ii) above, means a fraction having a numerator of one and a denominator equal to the number of accrual dates falling within the relevant Interest Period; and

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       (b)    an  amount  equal to the  Expenditure  Provision  accrued  for the period from the  relevant  start dates (as "start date" is defined
              in  the   definition  of   "Expenditure   Provision")  up  to  the
              Calculation Date in respect of expenditure which is projected to be paid after the Calculation Date and, for the purpose of this definition, any Expenditure Provision shall be deemed to accrue on a daily basis from the relevant start dates to the relevant expenditure dates (as "expenditure date" is defined in the definition of "Expenditure Provision");

       "Casualty Amount" means five million Dollars (USD5,000,000) (or the equivalent in any other currency);

       "Charter Guarantee" means, in relation to a Ship or Golar Mazo:

       (a) as at the date hereof, any guarantee in respect of the current Approved Charter of that Ship which is specified in Part 2 of schedule 2 or Golar Mazo; and

       (b) any other guarantee, letter of credit, Encumbrance or other security given by any person to the relevant Owning Company in respect of the obligations of the Approved Charterer under an Approved Charter of that Ship or Golar Mazo;

       "Charter Guarantor" means, in relation to a Ship or Golar Mazo, any person who has given a Charter Guarantee to the Owning Company of that Ship or (as the case may be) Faraway;

       "Classification" means, in relation to each Ship, the classification set forth against the name of such Ship in Part 1 of schedule 2 with its Classification Society or such other classification as the Administrative Agent shall, at the request of its Owning Company, have agreed in writing shall be treated as the Classification of such Ship for the purposes of this Agreement;

       "Classification Society" means, in relation to any Ship, the classification society set forth against the name of such Ship in Part 1 of schedule 2 or such other classification society which the Administrative Agent shall, at the request of its Owning Company, have agreed in writing shall be treated as its Classification Society for the purposes of this Agreement;

       "Commitment" means, in relation to a Bank, the amount set out opposite its name in schedule 1 or, as the case may be, in any relevant Transfer Certificate, as reduced by any relevant term of this Agreement;

       "Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

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       "Contribution"  means, in relation to a Bank, the principal amount of the
       Loan owing to such Bank at any relevant time;

       "control" when used with respect to any person means either the ownership of more than 50 per cent of the voting share capital (or equivalent rights of ownership) of such person or the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall be construed accordingly;

       "Creditors" means the Lead Arrangers, the Administrative Agent, the Security Agent, the Book Runner, the Banks and the Swap Banks;

       "Cumulative Net Income" means, at any relevant date, the consolidated net income of the Borrower and its Subsidiaries (other than Oxbow, Golar Maritime and Faraway) after all expenses (ship operating and selling, general and administrative), depreciation and amortisation, interest expenses, taxes and any other charges to the profit and loss account, all as determined in accordance with GAAP for the period from 1 January 2001 to the end of the financial quarter of the Golar Gas Group which most recently ended at least sixty (60) days before the relevant date;

       "Current Assets" means, on a consolidated basis, the current assets (as determined in accordance with GAAP) of the Golar Gas Group (excluding for this purpose, Oxbow, Golar Maritime and Faraway);

       "Current Liabilities" means, on a consolidated basis, the current liabilities (as determined in accordance with GAAP) of the Golar Gas Group (excluding for this purpose, Oxbow, Golar Maritime and Faraway);

       "Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

       "Disposal Repayment Date" shall have the meaning ascribed thereto in clause 4.3;

       "Dollars" and "USD" mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S.
       dollars);

       "Drawdown Date" means any date, being a Banking Day, falling not later than the Latest Drawdown Date, on which the Loan is or is to be drawn down;

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       "Drawdown  Notice" means a notice  substantially in the terms of schedule
       3;

       "Earnings" means, in relation to any Mortgaged Ship or Golar Mazo, all moneys whatsoever from time to time due or payable to the relevant Owning Company or (in the case of Golar Mazo) Faraway during the Security Period arising out of the use or operation of such Mortgaged Ship or Golar Mazo including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the relevant Owning Company or (as the case may be) Faraway in the event of requisition of such Mortgaged Ship or Golar Mazo for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Mortgaged Ship or Golar Mazo and any sums recoverable under any loss of earnings insurance;

       "Earnings Account" means any of the accounts of the Borrower or the Owning Company of any Mortgaged Ship or all of the Owning Companies with an Account Bank designated in writing by the Administrative Agent (at the request of the Borrower or (where an existing Earnings Account is to be closed by the relevant Account Bank) the Administrative Agent and in either case acting on the instructions of the Majority Banks) to be an Earnings Account for the purposes of the Security Documents (and includes any fixed term deposit contract or account associated with such account and/or arranged through the Account Bank as contemplated by clause 14.1(b)(iii)) and which is subject to an effective Encumbrance in favour of the Security Agent as security for the obligations of the Borrower under this Agreement in accordance with clause 14 and "Earnings Accounts" means all of such accounts and fixed term deposit contracts and/or accounts;

       "Earnings Account Security" means a deed of assignment executed or (as the context may require) to be executed by any person in favour of the Security Agent in respect of (inter alia) an Earnings Account as security for the obligations of the Borrower under this Agreement in the agreed form or in such other form as the Administrative Agent may reasonably require for the purpose of creating effective security over such account under any applicable laws;

       "EBITDA" means, for any period, the earnings before interest, taxes and depreciation and amortisation (calculated as income from operations plus any depreciation and amortisation, Interest Expense, and taxes on overall net income deducted in calculating income from operations in respect of such period) of the Golar Gas Group (excluding for this purpose Oxbow, Golar Maritime and Faraway) determined in accordance with GAAP on a consolidated basis;

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       "Eligible Swap Contract"  means the swap contracts  dated 31 May 2001 and entered into between the Borrower and the Swap Banks upon and pursuant to
       the Swap confirmation (reference               )  and  incorporating  the
       terms and conditions of the ISDA Master Agreement made between the Borrower and each of the Swap Banks for the purpose of swapping for and/or capping to a fixed interest rate the Borrower's exposure under this Agreement to fluctuations in Dollar interest rates on a minimum of fifty per cent (50%) of the Loan for a period of at least sixty (60) months from the Drawdown Date and based on a repayment schedule corresponding to the Repayment Dates and at least half of the repayment instalments due hereunder on each such Repayment Date;

       and "continuing Eligible Swap Contract" means, at any relevant time, an Eligible Swap Contract under which any party thereto has or may have continuing actual or contingent obligations at such time;

       "Eligible Swap Liabilities" means Swap Liabilities owing to any Swap Bank incurred under an Eligible Swap Contract;

       "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security deposit arrangement, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including, without limitation, conditional sale or title transfer and/or retention arrangements having a similar effect);

       "Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any vessel or its operation required under any Environmental Law;

       "Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any vessel;

       "Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any vessel pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

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       "Equity  Distribution"  means,  in  relation  to a  person,  any  of  the following:

       (a) the purchase, redemption or other acquisition for any value by such person or any Subsidiary of such person of any ordinary or preference shares of such person's share capital;

       (b) the repayment, redemption or acquisition for value by such person or any Subsidiary of such person of any other form of Equity Finance received or raised by such person; or

       (c) the declaration or payment of any dividend, interest, commission or other costs or charges of a periodic nature in respect of Equity Finance or the distribution of any of such person's present or future assets, undertakings, rights or revenues to any of its shareholders;

       "Equity Finance" means:

       (a)    the issue for cash of ordinary shares in the Borrower;

       (b) the issue for cash of preference shares in the Borrower (other than preference share capital which constitutes Borrowed Money of the Borrower);

       (c)    the incurring of Subordinated Debt; or

       (d)    any combination of the foregoing;

       "Event of Default" means any of the events or circumstances described in clause 10.1;

       "Expenditure Provision" means, in relation to any period, the aggregate of the relevant fractions of the amounts of all relevant expenditure which is projected in accordance with clause 1.10 to be paid on dates falling after the expiry of such period and for this purpose:

       (a) the "relevant fraction" means, in relation to an item of relevant expenditure, the fraction whose numerator is the number of accrual days in respect of such relevant expenditure falling during such period and whose denominator is the total number of such accrual days in respect of such relevant expenditure;

       (b)    "relevant expenditure" means:

              (i) costs of repairing and maintaining and making good any of the Mortgaged Ships at that Ship's routine scheduled drydocking or repairing any damage incurred during or before the relevant period and the costs of such drydocking; and

              (ii) capital expenditure on a Mortgaged Ship which is projected to be paid after the end of the relevant period in accordance with clause 1.10 pursuant to a legally binding contract entered into during or before the relevant period provided that such capital expenditure is permitted pursuant to clause 8.3(b);

       (c) an "accrual day" means, in relation to any relevant expenditure, each date falling after the start date for such expenditure up to and including the date (the "expenditure date") upon which the relevant expenditure is projected to be paid in accordance with clause 1.10; and

       (d) "start date" means, in the case of expenditure falling within paragraph (b)(i), the date of completion of the relevant Mortgaged Ship's last drydocking or, in the case of damage, the date such damage occurred and, in the case of expenditure falling within paragraph (b)(ii), the date upon which the relevant legally binding contract is entered into;

       "Faraway" means Faraway Maritime Shipping Company Limited a company incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

       "Faraway Documents" means:

       (a)    the Faraway Shareholders Agreement;

       (b)    the Golar Mazo Management Agreement;

       (c)    the articles of incorporation and bye-laws of Faraway; and

       (d)    the Faraway Loan Agreement;

       "Faraway Loan Agreement" means the agreement dated as of 26 November 1997 for a secured loan facility of up to USD214,500,000 made between (inter alios) Bank of Taiwan as lead arranger, the banks and financial institutions referred to therein as lenders, Indosuez Asia Shipfinance Services Limited as agent and Faraway as borrower and any future loan agreement entered into by Faraway in accordance with clause 8.6(d);

       "Faraway Shareholders' Agreement" means the shareholders agreement dated 14 June 1997 between Oxbow, Chinese Petroleum Corporation and Golar Maritime;

       "Final Repayment Date" means, subject to clause 6.4, the date falling seventy-two (72) months after the Drawdown Date;

       "Flag State" means the Republic of Liberia or such other state or territory as the Banks may approve, at the request of the relevant Owning Company, as being the "Flag State" of such Ship for the purposes of the Security Documents;

       "Free Available Cash" means, at any relevant time, the amount of the Cash Balances, freely available for use by the Borrower and/or any of the Owning Companies which may, notwithstanding any Encumbrance, right of set-off or agreement with any other party, be withdrawn and/or encashed and used by it for any lawful purpose without restriction (save pursuant to the Security Documents);

       "GAAP" means generally accepted accounting principles in the United States of America consistently applied;

       "General Assignment" means, in relation to a Ship, a general assignment in respect of such Ship executed or (as the context may require) to be executed by the relevant Owning Company in favour of the Security Agent in the agreed form and "General Assignments" means all of such general assignments;

       "Golar Gas Group"  means the Borrower  and its  Subsidiaries  (other than
       Faraway  unless  Faraway  becomes  a  wholly  owned   Subsidiary  of  the
       Borrower);

       "Golar LNG Group" means the Parent and its Subsidiaries and for the purposes of the definitions of "Annual Financial Statements" and "Quarterly Financial Statements" (and the expression "Golar LNG Group" where used in such definitions) any company or entity whose accounts are to be consolidated with those of the Parent in accordance with GAAP shall be treated as a Subsidiary of the Parent;

       "Golar Maritime" means Golar Maritime (Asia) Inc. a company incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

       "Golar Mazo" means m.v. "GOLAR MAZO" registered under Liberian flag in the ownership of Faraway under Official Number 11170;

       "Golar Mazo Management Agreement" means the management agreement dated as of 28 October 1997 in respect of Golar Mazo between (1) Faraway and (2) Aurora Management Inc.;

       "Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

       "Guarantees" means each of the Subsidiary Guarantee, the Managers' Guarantee and the Parent Guarantee and "Guarantee" means any of them;

       "Guarantor" means any of the Parent, the Initial Manager, the Initial Sub-Manager and the Subsidiary Guarantors and "Guarantors" means all of them;

       "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

       "Initial Manager" means Osprey Maritime Management Limited of Warner Building, 85 Reid Street, Hamilton HM12, Bermuda;

       "Initial Sub-Manager" means Osprey Maritime (Europe) Ltd. of Warner Building, 85 Reid Street, Hamilton HM12, Bermuda;

       "Insurances" means, in relation to any Mortgaged Ship or Golar Mazo, all policies and contracts of insurance (which expression includes all entries of such vessel in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Owning Company or (in the case of Golar Mazo) Faraway (whether in the sole name of such Owning Company or (as the case may be) Faraway or in the joint names of such Owning Company or (in the case of Golar Mazo) Faraway and any other person) in respect of such Ship or Golar Mazo or otherwise howsoever in connection with such Ship or Golar Mazo and all benefits thereof (including claims of whatsoever nature and return of premiums);

       "Interest Expense" means, for any period, interest charges and related expenses for such period of the Golar Gas Group determined (excluding for this purpose Oxbow, Golar Maritime and Faraway) in accordance with GAAP on a consolidated basis;

       "Interest Period" means, in relation to the Loan, each period for the calculation of interest in respect of the Loan ascertained in accordance with clauses 3.2 and 3.3;

       "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions of it and any regulation issued pursuant to it;

       "Latest Drawdown Date" means 15 August 2001 or such later date as the Banks in their absolute discretion agree in writing;

       "Lead Arrangers" means Christiania Bank og Kreditkasse ASA of P.O. Box 1166, Sentrum, 0107 Oslo, Norway, Den norske Bank ASA of Stranden 21, N-0021 Oslo, Norway and Citibank, N.A. of 33 Canada Square, Canary Wharf, London E14 SLB and Fortis Bank (Nederland) N.V., Oslo Branch of Munkedamsveien 53b, NO-0250 Oslo, Norway and "Lead Arranger" means any of them;

       "LIBOR" means, in relation to a particular period, the rate for deposits of Dollars for a period equivalent to such period at or about 11 am (London time) on the second London Banking Day before the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August, 1985)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Administrative Agent by each of the Reference Banks at the request of the Administrative Agent as such Reference Bank's offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11 am (London time) on the second Banking Day before the first day of such period;

       "Loan" means the aggregate principal amount borrowed, or to be borrowed, by the Borrower on the Drawdown Date or (as the context may require) the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

       "LondonBanking Day" means a day on which banks are open for business in London;

       "Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances of a Ship which are to be incorporated in the relevant insurance documents, such Loss Payable
       Clauses to be in the forms set out in schedule 1 to the General Assignments or in such other forms as may from time to time be agreed in writing by the Administrative Agent;

       "Majority Banks" means Banks the aggregate of whose Commitments exceed sixty six and two thirds per cent. (662/3%) of the Total Commitments save that, where the Commitments of a single Bank exceed, or the aggregate Commitments of Banks which are Affiliates of each other together exceed, sixty six and two thirds per cent. (662/3%) of the Total Commitments, "Majority Banks" shall mean Banks the aggregate of whose Commitments exceed the Commitment of such single Bank or the aggregate of the Commitments of such Banks who are Affiliates of each other;

       "Manager's Undertaking" means, in relation to a Ship, an agreement entered or (as the context may require) to be entered into between the Approved Manager of such Ship and the Security Agent in the agreed form;

       "Managers' Guarantee" means the joint and several guarantee issued or (as the context may require) to be issued by the Initial Manager and the Initial Sub-Manager in favour of the Security Agent in the agreed form;

       "Margin" means 1.5%;

       "Minimum Free Available Cash" means an amount equal to USD25,000,000 except that, unless either:

       (a) on or before 31 December 2002 the Approved Charterer of m.v. "GOLAR FREEZE" described in schedule 2 exercises its option under its Approved Charter of such Ship to extend the period of such Approved Charter to at least 1 January 2013; or

       (b) if (a) above does not apply, the Owning Company for such Ship enters into an Approved Charter for such Ship and:

              (i) the Ship is delivered to the relevant Approved Charterer no later than the earlier of 1) the date falling twelve (12) months after the option referred to in (a) above has either lapsed or been cancelled and 2) 31 December 2003 (the "Option Lapse Date");

              (ii) the minimum firm period of such charter is at least seven years;

              (iii) the Approved Charterer (or, if a Charter Guarantee is given in respect of its obligations under the charter, the relevant Charter Guarantor) has a long term credit rating of at least BBB+ from Standard & Poor's Rating Services (and Baa1 from Moodys Investors Services Inc. or any other rating agency approved in writing by the Administrative Agent for such purpose);

              (iv) charterhire under such charter is calculated and payable in Dollars;

              (v) the Administrative Agent is satisfied that the charterhire payable thereunder (assuming annual average offhire not exceeding 14 days per annum) (or, if such charter is a demise charter, the time charter equivalent thereof as determined by the Administrative Agent) will be no less than the charterhire which would have been received by the relevant Owning Company during the period to the Final Repayment Date if (a) above had applied in which event "Minimum Free Available Cash" shall, as from the anniversary of the Option Lapse Date, mean USD30,000,000;

       "month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly; "Mortgage" means, in relation to a Ship, a first preferred mortgage of such Ship executed or (as the context may require) to be executed by the relevant Owning Company in favour of the Security Agent in the agreed form and "Mortgages" means all of such mortgages;

       "Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or Earnings, the Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Mortgage and General Assignment and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the due performance by the Borrower of all its obligations under clause 4.3 following the sale or Total Loss of such Ship and (ii) the end of the Security Period;

       "Net Debt" means, on a consolidated basis, an amount equal to the aggregate of all Borrowed Money of the Golar Gas Group (excluding for this purpose Oxbow, Golar Maritime and Faraway) other than Subordinated Debt minus Free Available Cash;

       "Net Sale Proceeds" means, in relation to a Ship or Golar Mazo, the sale price of such ship received by the relevant Owning Company or Faraway (after deducting the relevant Owning Company's or Faraway's reasonable costs and out-of-pocket expenses incurred in connection with such sale including reasonable and proper costs of drydocking the relevant ship and carrying out any repairs on the ship for the purposes of complying with its obligations under the relevant sale agreement);

       "Notice of Assignment of Insurances" means, in relation to a Ship, a notice of assignment in the form set out in schedule 2 to the relevant General Assignment or in such other form as may from time to time be required or agreed in writing by the Administrative Agent;

       "Operating Costs" means, in relation to any Mortgaged Ship during any period, all moneys paid by or on behalf of the Owning Company of such Ship during such period in respect of:

       (a) liabilities incurred for the purpose of operating such Ship including costs of manning, insuring, repairing, maintaining and drydocking such Ship;

       (b) all proper and reasonable expenses of managing and administering the corporate affairs of such Owning Company;

       (c) any remuneration of the Approved Manager of such Ship under the Approved Management Agreement for such Ship;

       (d) amounts incurred by way of capital expenditure on the relevant Ship which is permitted under clause 8.3(b);

       (e) amounts required to discharge liabilities or obligations to third parties incurred in the ordinary course of the operation of such Mortgaged Ship;

       (f) the repair or making good any loss or damage arising out of a casualty to the Ship or any collision, accident or other circumstances resulting in death or personal injury to any person and/or damage to any property or economic interests; and

       (g) any amount equal to the approved proportion of any proper and reasonable costs and expenses of managing and administering the corporate affairs of the Borrower (and, for this purpose, the approved proportion shall be such proportion as may from time to time be approved in writing by the Administrative Agent having regard to the number of vessels owned by, or bareboat chartered to, members of the Golar Gas Group);

       "Osprey" means Osprey Maritime Limited of 10 Collyer Quay #19-08, Ocean Building, Singapore 049315;

       "Owning Company" means, in relation to a Ship, the company incorporated in Liberia whose registered office is at Broad Street, Monrovia, Liberia whose name is set forth against the name of such Ship in Part 1 of schedule 2 and "Owning Companies" means all of such companies;

       "Oxbow" means Oxbow Holdings Inc. a company incorporated in the British Virgin Islands whose registered office is at PO Box 3321, Road Town, Tortola, British Virgin Islands;

       "Parent" means Golar LNG Ltd. a company incorporated in Bermuda whose registered office is at Mercury House, 101 Front Street, Hamilton, Bermuda;

       "Parent Guarantee" means the guarantee issued or (as the context may require) to be issued by the Parent in favour of the Security Agent in the agreed form;

       "Permitted Encumbrance" means:

       (a)    any Encumbrance created pursuant to the Security Documents;

       (b)    Permitted Liens; and

       (c) the first preferred mortgage over Golar Mazo dated 6 January 2000 executed by Faraway as security for the Faraway Loan Agreement and any other Security Document (as defined in the Faraway Loan Agreement);

       "Permitted Liens" means, to the extent not yet required to be discharged pursuant to the terms of the relevant Mortgage:

       (a) any ship repairer's or outfitter's possessory lien in respect of a vessel owned by a member of the Golar Gas Group provided that (i) the lien on such vessel is for an amount not exceeding USD2,000,000, (ii) all such liens (including the relevant lien) on all vessels owned by members of the Golar Gas Group at the time such lien arises or is conferred by contract are for an aggregate amount not exceeding an amount equal to the product of
              USD2,000,000 multiplied by the number of Mortgaged Ships at the relevant time and (iii) no such lien shall be deemed a Permitted Lien if it is incurred at a time when a Default has occurred and is continuing until such time as the Default is no longer continuing;

       (b) any ship repairer's lien or outfitter's possessory lien not falling within paragraph (a) of this definition but which has been previously approved in writing by the Majority Banks;

       (c) any lien on a vessel for current master's, officer's or crew's wages outstanding in the ordinary course of trading; and

       (d)    any lien for salvage;

       "Pertamina" means Perusahaan Pertambangan Minyak Dan Gas Bumi Negara a state enterprise of the Republic of Indonesia;

       "Pertamina Charter" means the time charterparty relative to Golar Mazo dated 2 July 1997 made between (1) Faraway as owner and (2) Pertamina as charterer, which is scheduled to expire on 31 December 2017;

       "Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

       "Port of Registry" means, in relation to each Ship, the port (if any) set forth against the name of such Ship in Part 1 of schedule 2 or such other port of registry (if any) in a Mortgaged Ship's Flag State approved in writing by the Administrative Agent acting on the instructions of the Banks at which such Ship is, or is to be registered on, or at any relevant time after, the date hereof;

       "Quarterly Financial Statements" means quarterly:

       (i) financial statements of the Parent, the Borrower and each Owning Company;

       (ii) consolidated financial statements of the Golar LNG Group; and

       (iii) consolidated financial statements of the Golar Gas Group excluding Oxbow and Golar Maritime,

       prepared as at 31 March, 30 June and 30 September (but not 31 December) in each year (or three, six or nine (but not twelve) months after the commencement of the Borrower's accounting period should its accounting reference date be changed, with the prior written consent of the Administrative Agent (acting on the instructions of the Banks) from 31 December) comprising a profit and loss account and a balance sheet and a cash flow statement;

       "Reference Banks" means Christiania Bank og Kreditkasse ASA, Den norske Bank ASA, Citibank, N.A. and Fortis Bank (Nederland) N.V. and/or any other Bank appointed as such pursuant to the Agency Agreement;

       "Registry" means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owning Company's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

       "Relevant Fraction" shall mean for the purpose of the definition of "Relevant Insured Amount" and clause 4.3, a fraction whose numerator is the market value of the relevant Mortgaged Ship and whose denominator is the aggregate of the market values of all the Mortgaged Ships (including such Mortgaged Ship) at the relevant date;

       "Relevant Insured Amount" means, in relation to a Mortgaged Ship as at any relevant date, an amount in Dollars equal to the Relevant Fraction as at such date of the Loan as at such date;

        "Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

       "Repayment Dates" means, subject to clause 6.3, the date falling six (6) months after the Drawdown Date and each of the dates falling at intervals of three (3) months after such date up to and including the Final Repayment Date;

       "Requisition Compensation" means, in relation to a Mortgaged Ship or Golar Mazo, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship or Golar Mazo;

       "Restricted Associate" means any associate of the Borrower other than an associate which is:

       (a)    a wholly owned Subsidiary of the Borrower;

       (b) a Subsidiary of the Borrower unless any part of the share capital of such Subsidiary is owned by any person who is an associate of the Borrower which is not a wholly-owned Subsidiary of the Borrower;

       "Rollover Date" means the last day of an Interest Period;

       "Security Agent" means Den norske Bank ASA of Stranden 21, N-0021 Oslo, Norway or such other person as may be appointed security agent and trustee for the Banks and the Swap Banks pursuant to the Agency Agreement;

       "Security Documents" means this Agreement, the Mortgages, the General Assignments, the Subsidiary Pledges, the Guarantees, the Agency
       Agreement, the Manager's Undertakings, the Subordination Deed, any Earnings Account Security, the Eligible Swap Contracts and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of, any moneys from time to time owing by the Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

       "Security Party" means any person who may at any time be a party to any of the Security Documents (other than a Creditor);

       "Security Period" means the period commencing on the date of this Agreement and so long as any moneys are owing, actually or contingently, under the Security Documents and while all or any part of the Loan or the Commitments remain outstanding;

       "Ships" means each of the ships listed in Part 1 of schedule 2 and "Ship" means any of them;

       "Ship Security Documents" means, in relation to a Ship, the Mortgage and the General Assignment in respect of such Ship;

       "Solvent" means with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including the present or expected value of contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person for its debts as they become absolute and matured, (iii) such person is able to realise upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) such person does not have unreasonably small capital and (v) such person does not intend to or believe it will incur debts beyond its ability to pay as they mature;

       "Subordinated Debt" of a person means any Indebtedness of the Borrower or any of its Subsidiaries which is a Security Party owing to the Parent which is subject to the Subordination Deed; "Subordination Deed" means a deed entered or (as the context may require) to be entered into between the Guarantors, the Borrower, Gotaas-Larsen Shipping Corporation and the Security Agent in the agreed form;

       "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person and a "wholly owned Subsidiary" of a person means a Subsidiary which has no members except such person and that person's wholly owned Subsidiaries and its or their nominees;

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       "Subsidiary  Guarantee"  means the joint and several  guarantee issued or
       (as the context may require) to be issued by the Owning Companies, Oxbow and Golar Maritime in favour of the Security Agent in the agreed form;

       "Subsidiary Guarantor" means any of the Owning Companies, Oxbow and Golar Maritime and "Subsidiary Guarantors" means all of them;

       "Subsidiary Pledge" means, in relation to an Owning Company, Oxbow or Golar Maritime, the pledge of all of the issued stock of such company executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent in the agreed form and "Subsidiary Pledges" means all of such pledges;

       "Swap Banks" means, the banks and financial institutions listed in Part 2 of schedule1 and includes their successors in title and assignees and transferees;

       "Swap Liabilities" means Indebtedness incurred in respect of swaps, forward exchange contracts, futures and other derivatives and guarantees in respect of such Indebtedness;

       "Tax Lease Option" means the option referred to in clause 17;

       "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

       "Total Commitments" means, at any relevant time, the total of the Commitments of all the Banks at such time;

       "Total Loss" in relation to a Ship or Golar Mazo means:

       (a) actual, constructive, compromised or arranged total loss of such vessel; or

       (b)    the Compulsory Acquisition of such vessel; or

       (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such vessel (other than where the same amounts to the Compulsory Acquisition of such vessel) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the vessel be released and restored to the relevant Owning Company or Faraway from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within 60 days after the occurrence thereof;

       "Total Loss Repayment Date" means, in relation to a Mortgaged Ship or Golar Mazo, the date which is the earlier of:

       (a) the date one hundred and twenty (120) days after such ship became a Total Loss or such later date as may be agreed in writing by the Administrative Agent (acting on the instructions of the Majority Banks) if they are satisfied that the relevant Mortgaged Ship or Golar Mazo was properly insured at the time of such Total Loss and that insurance proceeds in respect of such Total Loss will be recovered in amounts sufficient to enable the Borrower to comply with its prepayment obligations under clauses 4.3 of this Agreement arising as a consequence of such Total Loss and will be applied in accordance with the Security Documents by the later date so agreed; and

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       (b)    the date upon which insurance proceeds or Requisition Compensation in respect of such Total Loss are received by the relevant Owning Company (or the Security Agent as the relevant Owning Company's assignee pursuant to the relevant General Assignment) or Faraway;

       "Transfer Certificate" means a transfer certificate for the purposes of clause 15.3 substantially in the form set out in schedule 5 (or in such other form as the Banks may approve or require);

       "Transferee Bank" and "Transferor Bank" shall have the meaning ascribed to those expressions in clause 15.3; and

       "Underlying Documents" means collectively the Approved Charters, the Faraway Documents, the Pertamina Charter and the Approved Management Agreements

1.3    Insurance terms

       In clause 8.4(a):

       (a) "excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a Ship is assessed for the purpose of such claims exceeding her insured value;

       (b) "protection and indemnity risks" means the usual risks (including oil pollution) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in the United Kingdom or Norway (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision) or (if placed on Norwegian terms) means protection and indemnity risks as defined in the Norwegian Marine Insurance Plan of 1996 as amended; and

       (c) "war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses - Time (1/11/95) attached or similar cover or (if placed on Norwegian terms means the war risks described in the Norwegian Marine Insurance Plan of 1966 as amended).

1.4    Accounting terms

       All accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with GAAP (whether or not such is indicated in this Agreement).

1.5    Headings

       Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.6    Construction of certain terms

       In any Security Document unless the context otherwise requires:

       (a) references to clauses and schedules are to be construed as references to clauses of, and schedules to, such Security Document and references to such Security Document include its schedules;

       (b) references to (or to any specified provision of) any Security Document or any other document shall be construed as references to such Security Document, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of any Security Document or the relevant document, required to be obtained as a condition to such amendment) with the consent of the Administrative Agent;

       (c) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

       (d) words importing the plural shall include the singular and vice versa;

       (e)    references to a time of day are to London time;

       (f) references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

       (g) references to any person includes such person's assignees and successors in title;

       (h) references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

       (i) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

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1.7    Majority Banks

       Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that the Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.8    Agreed forms

       In this Agreement, any document expressed to be "in the agreed form" means a document in a form agreed by (and for the purposes of
       identification   signed  by  or  on  behalf  of)  the  Borrower  and  the
       Administrative Agent or (in the case of any of the other Security Documents) a document in the form actually executed by both the relevant Security Party or relevant Security Parties and the Security Agent.

1.9    Meaning of "associate" and each "acting in concert"

       For the purposes of this Agreement:

       (a) any question whether a person is an associate of another person is to be determined in accordance with the following provisions of this clause (any provision that a person is an associate of another person being taken to mean that they are associates of each other);

       (b) a person is an associate of an individual if that person is the individual's husband or wife or is a relative, or the husband or wife of a relative, of the individual or of the individual's husband or wife;

       (c) a person is an associate of any person with whom he is in partnership, and of the husband or wife or a relative of any individual with whom he is in partnership;

       (d) a person is an associate of any person whom he employs or by whom he is employed;

       (e) a person in his capacity as trustee of a trust (other than a pension scheme or an employees' share scheme) is an associate of another person if the beneficiaries of the trust include, or the terms of the trust confer a power that may be exercised for the benefit of, that other person or an associate of that other person;

       (f) a company or other entity is an associate of another company or entity:

              (i) if the same person has control of both, or a person has control of one and persons who are his associates, or he and persons who are his associates, have control of the other; or

              (ii) if a group of two or more persons has control of each company or other entity, and the groups either consist of the same persons or could be regarded as consisting of the same persons by treating (in one or more cases) a member of either group as replaced by a person of whom he is an associate;

       (g) a company is an associate of another person if that person is a director of or has control of it or if that person and persons who are his associates together have control of it;

       (h) any two or more persons acting together to secure or exercise control of a company or other entity shall be treated in relation to that company or other entity as associates of each other and of any person acting on the instructions of any of them to secure or exercise control of the company or other entity,

       (i)    for the purposes of this clause 1.9:

              (i) a person is a relative of an individual if he is that individual's brother, sister, uncle, aunt, nephew, niece, lineal ancestor or lineal descendant, treating:

                     (A) any relationship of the half blood as a relationship of the whole blood and the stepchild or adopted child of any person as his child; and

                     (B) an illegitimate child as the legitimate child of his mother and reputed father;

                     and any references in this Agreement to a husband or wife include a former husband or wife and a reputed husband or wife;

              (ii) any director or other officer of a company or other entity is to be treated as employed by that company or other entity;

       (j) a person is to be taken as having control of a company or other entity if:

              (i) that person owns more than 50 per cent of the voting share capital (or equivalent rights of ownership) of such company or entity; or

              (ii) such person has the power to direct the policies and management of such company or entity by contract or otherwise and where two or more persons together satisfy either of the above conditions, they are to be taken as having control of the company or entity; and

       (k) persons acting in concert comprise persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them of shares in a company to obtain or consolidate control over ten (10) per cent or more of (i) the ordinary share capital or (ii) the voting rights attributable to the ordinary share capital of that company and for this purpose persons who are associates of each other shall be presumed to be persons acting in concert unless the contrary is demonstrated to the satisfaction of the Administrative Agent.

1.10   Calculation of Expenditure Provision

       (a) When the amount of the Expenditure Provision is required for the purposes of this Agreement as at any date any expenditure in respect of which that Expenditure Provision applies, the Expenditure Provision which is required to be projected by reference to any date falling and/or any period expiring after such date shall be calculated and projected by the Borrower in accordance with this clause 1.10 and certified in a statement as required by clause 8.1(e)(ii) in each case to the reasonable satisfaction of the Administrative Agent.

       (b) Such amounts or relevant part thereof shall be projected on such assumptions as the Administrative Agent shall approve in writing (such approval not to be unreasonably withheld) including (without limitation) assumptions as to:

              (i) the Dollar amount and timing of any expenditure in relation to which the Expenditure Provision falls to be determined, and

              (ii) and any assumptions referred to in the definition of Expenditure Provision.

       (c) If the Administrative Agent is, after reasonable consultation with the Borrower and after consideration of any further information provided by the Borrower, not satisfied with the Borrower's calculation or projection of the relevant amounts, the Administrative Agent may recalculate such amount or projection thereof (acting reasonably having regard to the information available to it for such purpose and reasonable prudent assumptions) and the amount as so recalculated by the Administrative Agent shall be binding on the Borrower and the Banks for the purpose of this Agreement.

2      The Commitments and the Loan

2.1    Amount

       Upon and subject to the terms and conditions of this Agreement and in reliance on the representations and warranties in clause 7, the Banks agree to lend to the Borrower the principal sum of up to USD325,000,000. The obligation of each Bank under this Agreement shall be to contribute that proportion of the Loan which, as at the Drawdown Date, its Commitment bears to the Total Commitments.

2.2    Obligations several

       The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Bank, the Lead Arrangers, the Administrative Agent, the Security Agent or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Lead Arrangers, the Administrative Agent, or the Security Agent be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3    Interests several

       Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Lead Arrangers, the
       Administrative Agent, the Security Agent and the Banks are several and the amount due to the Lead Arrangers, the Administrative Agent, the Security Agent (each for its own account) and to each Bank is a separate and independent debt. The Lead Arrangers, the Administrative Agent, the Security Agent and any Bank shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for the Lead Arrangers, the Administrative Agent, the Security Agent or any Bank (as the case may be) to be joined as an additional party in any proceedings for this purpose.

2.4    Drawdown

       Subject to the terms and conditions of this Agreement, the Loan shall be made to the Borrower following receipt by the Administrative Agent from the Borrower of a Drawdown Notice not later than 10 a.m. (Oslo time) on the fifth Banking Day before the proposed Drawdown Date. A Drawdown Notice shall be effective on actual receipt by the Administrative Agent and, once given, shall, subject as provided in clause 3.7(a), be irrevocable.

2.5    Amount

       The principal amount specified in the Drawdown Notice for borrowing on the Drawdown Date shall, subject to the terms and conditions of this Agreement, not exceed USD325,000,000.

2.6    Availability

       Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Administrative Agent shall promptly notify each Bank thereof and of the date on which the Loan is to be made and, subject to the provisions of clause 8.6, on such date on which the Loan is to be drawn down each of the Banks shall make available to the Administrative Agent its portion of the Loan for payment by the Administrative Agent in accordance with clause 6.2.

2.7    Application of proceeds

       Without prejudice to the Borrower's obligations under clause 8.1(c), none of the Creditors shall have any responsibility for the application of proceeds of the Loan by the Borrower.

2.8    Termination of Commitments

       If the Loan is not drawn down by the Latest Drawdown Date, the Commitments shall thereupon be automatically cancelled.

3      Interest

3.1    Normal interest rate

       The Borrower shall pay interest on the Loan in respect of each Interest Period relating thereto on each Rollover Date (or, in the case of an Interest Period of more than three months, by instalments, the first three months from the commencement of such Interest Period and the subsequent instalments at intervals of three months or, if shorter, the period from the date of the preceding instalment until the Rollover Date relative to such Interest Period) at the rate per annum determined by the Administrative Agent to be the aggregate of (a) the Margin, (b) the Additional Cost (if any) and (c) LIBOR. Any portion of the interest equal to Additional Cost shall be for the account of Banks whose participation in the Loan is subject to the Additional Cost.

3.2    Selection of Interest Periods

       The Borrower may by notice received by the Administrative Agent not later than 10 a.m. (Oslo time) on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1), three (3) or six (6) months (or such other period as the Borrower may select and all of the Banks may agree in writing) but the Borrower may not select an Interest Period of one month's duration if there have, during the preceding period of twelve months, commenced two Interest Periods of one month's duration.

3.3    Determination of Interest Periods

       Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

       (a) the first Interest Period in respect of the Loan shall commence on the Drawdown Date and each subsequent Interest Period for the Loan shall commence on the last day of the previous Interest Period;

       (b) if any Interest Period would otherwise overrun a Repayment Date, then the Loan shall be divided into parts, so that there is one part in the aggregate amount of the repayment instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the Loan having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

       (c) if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4    Default interest

       If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Administrative Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Administrative Agent (after consultation with the Banks) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Administrative Agent of (a) two per cent (2%) per annum, (b) Margin, (c) the Additional Cost and (d) LIBOR for such period provided that if such unpaid sum is an amount of principal which became due and payable, by reason of a declaration by the Administrative Agent under clause 10.2(a) or a prepayment pursuant to clauses 4.3, 4.6, 4.7 or 12.1 on a date other than a Repayment Date relating thereto, the first such period selected by the Administrative Agent shall be of a duration equal to the period between the due date of such principal sum and such Repayment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) per annum above the aggregate of the Margin, the Additional Cost and the rate of LIBOR applicable thereto immediately before it shall have become so due and payable. Default interest shall be due and payable on the last day of each such period as determined by the Administrative Agent pursuant to this clause 3.4 or, if earlier, on the date on which the sum in respect of which such default interest is accruing shall actually be paid. If, for the reasons specified in clause 3.7(a) the Administrative Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Administrative Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the
       Administrative Agent to be two per cent (2%) per annum above the aggregate of the Margin, the Additional Cost and the cost of funds to such Bank. Each Bank shall (without prejudice to the obligation of the Borrower to pay such interest) provide reasonable detail as to the basis on which it has determined such cost of funds.

3.5    Notification of interest rate

       The Administrative Agent shall notify the Borrower and the Banks promptly of each rate of interest determined by it under this clause 3.

3.6    Reference Bank quotations

       If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR pursuant to the proviso contained in the definition of LIBOR the interest rate shall be determined, subject to clause 3.7, on the basis of the quotations furnished by the remaining Reference Banks.

3.7    Market disruption; non-availability

       (a) If and whenever, at any time prior to the commencement of any Interest Period:

              (i) the Administrative Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period in accordance with the definition of LIBOR in clause 1.2; or

              (ii) where applicable, none of the Reference Banks supplies the Administrative Agent with a quotation for the purpose of calculating LIBOR; or

              (iii) the Administrative Agent shall have received notification from Banks with Contributions aggregating more than one third of the Loan (or, prior to the Drawdown Date, Commitments aggregating not less than one third of the Total Commitments) that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions for such Interest Period or, where applicable in accordance with the definition of LIBOR in clause 1.2, that the arithmetic mean of the quotations for LIBOR supplied by the Reference Banks does not accurately reflect the cost to such Banks of obtaining such deposits, the Administrative Agent shall forthwith give notice (a "Determination Notice") thereof to the Borrower and to each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

       (b) After the giving of any Determination Notice, the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrower by the Administrative Agent.

       (c) During the period of 10 days after any Determination Notice has been given by the Administrative Agent under clause 3.7(a) each Bank shall certify an alternative basis (the "Substitute Basis") for maintaining its Contribution. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds (including Additional Cost if any) to such Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Administrative Agent notifies the Borrower that none of the circumstances specified in clause 3.7(a) continues to exist whereupon the normal interest rate fixing provisions of the Agreement shall apply.

4      Repayment and prepayment

4.1    Repayment

       The Borrower shall repay the Loan by twenty three (23) instalments, one such instalment to be repaid on each of the Repayment Dates. Subject to the provisions of this Agreement:

       (a) the first eight (8) instalments shall each be in the amount of USD5,000,000;

       (b) the ninth (9th) to the sixteenth (16th) instalments shall each be in the amount of USD7,500,000;

       (c) the seventeenth (17th) to the twentieth (20th) instalments shall each be in the amount of USD10,000,000;

       (d) the twenty first (21st) and twenty second (22nd) instalments shall each be in the amount of USD12,500,000; and

       (e) the twenty third and final instalment shall be in the amount of USD160,000,000.

       If the amount of the Loan advanced on the Drawdown Date is less than USD325,000,000, each of the said amounts shall be reduced pro rata to the amount so advanced.

4.2    Voluntary prepayment

       The Borrower may prepay the Loan in whole or in part (being USD1,000,000 or whole multiples of USD1,000,000) on any Rollover Date relating to the part of the Loan to be prepaid without premium or penalty subject always to the payment by the Borrower of any Breakage Costs in accordance with clause 11.1 hereof and provided that immediately prior to, and immediately after such prepayment, the Borrower will be in compliance with the financial covenants in clause 8.5,

4.3    Prepayment on Total Loss and sale, etc.

       (a)    Before Drawdown Date

              On a Ship or Golar Mazo becoming a Total Loss (or suffering damage or being involved in an incident which in the opinion of the Administrative Agent, in consultation with the Borrower, may result in such Ship or Golar Mazo subsequently being determined to be a Total Loss) before the Drawdown Date, the obligation of the Banks to advance the Loan shall immediately cease and the Commitments shall be reduced to zero.

       (b)    Thereafter

              If, on or after the Drawdown Date:

              (i)    a Mortgaged Ship or Golar Mazo becomes a Total Loss;

              (ii)   a Mortgaged Ship or Golar Mazo is sold;

              (iii) an Owning Company is sold by the Borrower (unless such Owning Company has already sold or refinanced its Ship or such Ship has become a Total Loss); or

              (iv) Oxbow or Golar Maritime sells any of their shares in Faraway (unless Golar Mazo has already been sold by Faraway or has become a Total Loss), the Commitments shall be reduced on the applicable Disposal Repayment Date by the relevant Disposal Repayment Amount. If, upon reduction of the Commitments by such Disposal Repayment Amount, the aggregate of the Contributions at such time exceeds the Commitments as thereby reduced, the Borrower shall on such Disposal Repayment Date prepay such amount of the Loan as will ensure that immediately thereafter the aggregate amount of the Contributions will not exceed the Commitments as so reduced.

       (c)    Defined terms

              For the purposes of this clause 4.3:

              "Disposal Repayment Amount" means in relation to a Disposal Reduction Date, the amount in Dollars which is either:

              (i) in relation to a Ship which has become a Total Loss, the amount which is 115% of the Relevant Fraction of the Loan as at the Disposal Reduction Date; or

              (ii) in relation to Golar Mazo where it has become a Total Loss, 60% of the minimum amount for which Golar Mazo was required to have been insured under this Agreement (after taking into account the amount due under the Faraway Loan
                     Agreement and other liabilities in respect of such vessel (but not liabilities owed to any Restricted Associate)); or

              (iii) in relation to a Ship which is being sold, the amount which is 115% of the Relevant Fraction of the Loan as at the Disposal Reduction Date; or

              (iv) in relation to Golar Mazo where it has been sold, 60% of the value of Golar Mazo as determined in accordance with clause 4.3(d) (after taking into account the amount due under the Faraway Loan Agreement and other liabilities in respect of such vessel (but not liabilities owed to any Restricted Associate)); or

              (v) in relation to a sale of an Owning Company, the amount which is the higher of:

                     (A) the value of such Owning Company determined in accordance with clause 4.3(d); and

                     (B)    the  value  of  such   Owning   Company's   Ship  as
                            determined in accordance with clause 4.3(d); or

              (vi) in relation to a sale of Oxbow and Golar Maritime shares in Faraway, the amount which is the higher of:

                     (A) the value of such shares determined in accordance with clause 4.3(d); and

                     (B) 60% of the value of Golar Mazo determined in accordance with clause 4.3(d) and other liabilities (but not liabilities owed to any Restricted Associate)); and

              "Disposal Repayment Date" means:

              (i) where a Ship or Golar Mazo has become a Total Loss, its Total Loss Repayment Date; or

              (ii) where a Ship is being sold in accordance with clause 8.4(n), the date upon which the sale of such Ship is completed by the transfer of title to such Ship to the purchaser in exchange for payment of the relevant purchase price; or

              (iii) where Golar Mazo is being sold, the last day of the calendar quarter during which the sale of Golar Mazo was completed or, if earlier, the date upon which 60% of all or substantially all of the proceeds of sale of Golar Mazo (net of any amounts due under the Faraway Loan Agreement and any other liabilities (but not liabilities owed to any Restricted Associate)) are distributed to Oxbow and Golar Maritime by or on behalf of Faraway (whether by way of dividend or otherwise); or

              (iv) where an Owning company is being sold, or Oxbow and Golar Maritime are selling any of their shares in Faraway, the date upon which such sale is completed.

       (d)    Valuation of Ships, Owning Companies and Faraway shares

              (i)    Ships

                     For the purposes of this clause 4.3 and to determine the Relevant Fraction of the Loan, the Mortgaged Ships shall be valued in accordance with clause 8.2 at the cost of the Borrower save that, in the case of the sale of such a Ship, the value of such Mortgaged Ship shall, for the purposes of this clause, be deemed to be the Net Sale Proceeds of such Ship or, if higher and if the purchaser is a Restricted Associate, the value of such Mortgaged Ship as determined in accordance with clause 8.2.

              (ii)   Golar Mazo

                     For the purposes of this clause 4.3, the value of Golar Mazo shall be 60% of its value as determined in accordance with clause 8.2, as at the relevant Disposal Repayment Date, save that, in the case of a sale of Golar Mazo, the value of Golar Mazo shall be deemed to be 60% of the Net Sale Proceeds of Golar Mazo or, if higher, and if the purchaser is a Restricted Associate, 60% of the value of Golar Mazo as determined in accordance with clause 8.2.

              (iii)  Owning Companies

                     For the purposes of this clause 4.3, the value of an Owning Company shall be the proceeds of sale of such Owning Company or, if higher and if the purchaser of the Owning Company is a Restricted Associate, an amount equal to the value of such Owning Company's Ship as at the relevant Disposal Repayment Date which shall be determined in accordance with clause 8.2.

              (iv)   Faraway shares

                     For the purposes of this clause 4.3, the value of Oxbow and Golar Maritime's shares in Faraway shall be the proceeds of sale of such shares or, if higher and if the purchaser of such shares is a Restricted Associate, be deemed to be the higher of 1) 60% of the value of Golar Mazo as determined in accordance with clause 8.2 (net of amounts owing under the Faraway Loan Agreement and any other liabilities in respect of such vessel other than to Restricted Associates) and 2) 60% of the net asset value of Faraway (being for this purpose the aggregate of the value of Golar Mazo as determined in accordance with clause 8.2 and the value of the other assets of Faraway as shown in the latest accounts of Faraway delivered to the Administrative Agent under clause 8.6 less amounts owing to the financiers of Golar Mazo and any other liabilities of Faraway other than liabilities owed to any Restricted Associate) as at the relevant Disposal Repayment Date.

       (e)    Valuation conclusive and costs

              The values determined in accordance with clause 4.3(d) shall be binding upon the parties hereto for the purposes of determining the Disposal Reduction Amount for a Disposal Reduction Date and all costs in connection with the Administrative Agent obtaining any valuation for such purpose shall be borne by the Borrower.

       (f)    Date of Total Loss

              For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

              (i) in the case of an actual total loss of a vessel on the actual date and at the time such vessel was lost or, if such date is not known, on the date on which the vessel was last reported;

              (ii) in the case of a constructive total loss of a vessel, upon the date and at the time notice of abandonment of such vessel is given to the insurers of such vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six months after notice of abandonment of such vessel was given to the insurers;

              (iii) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the relevant vessel;

              (iv) in the case of Compulsory Acquisition of a vessel, on the date upon which the relevant requisition of title or other compulsory acquisition of such vessel occurs; and

              (v) in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a vessel (other than where the same amounts to Compulsory Acquisition of such vessel) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the owner of the vessel of the use of such vessel for more than 60 days, upon the expiry of the period of 60 days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

       (g)    Application of Total Loss and sale proceeds

              Provided no Default has occurred and is continuing and provided the Borrower shall have complied with clauses 4.3 and 4.4, any of the following moneys:

              (i) insurance moneys or Requisition Compensation in respect of a Total Loss of a Ship; or

              (ii) any proceeds of sale of a Ship, an Owning Company or any of Oxbow and Golar Maritime's shares in Faraway; or

              (iii) moneys distributed by or on behalf of Faraway representing 60% of all or substantially all of any insurance moneys or Requisition Compensation in respect of a Total Loss of Golar Mazo or proceeds of sale of Golar Mazo (in each case net of any amounts due under the Faraway Loan Agreement and other liabilities in respect of such vessel other than liabilities owed to any Restricted Associate);

              received by the Administrative Agent or the Security Agent pursuant to any Security Document shall be paid to the relevant
              Owning Company or Oxbow and Golar Maritime or (if and to the extent necessary to ensure compliance with clause 4.3) retained by the Administrative Agent for application in or towards making any prepayment and paying any other moneys required under clauses 4.3 and 4.4. For this purpose, any such moneys so received (or the relevant part thereof) may be applied, if the Borrower and the Security Party to whom such moneys belong so requests the Administrative Agent in writing before the date of receipt thereof, in effecting any prepayment required in accordance with clause 4.3 and paying related amounts due under clause 4.5. The surplus (if any) remaining after such payments shall be paid to the Earnings Account for application in accordance with clause 4 of the Agency Agreement.

4.4    Amounts payable on prepayment

       Any prepayment under this Agreement shall be made together with:

       (a) accrued interest on the amount to be prepaid to the date of such prepayment (calculated in respect of the period during which the relevant Substitute Basis has applied by virtue of clause 3.7(c), at a rate per annum equal to the aggregate of (i) the Margin and
              (ii) the cost (including any Additional Cost) to such Bank of funding its Contribution for such period);

       (b)    any additional amounts payable under clauses 6.7 and 12.2; and

       (c) all other sums payable by the Borrower to the relevant Bank under this Agreement or any of the other Security Documents including, without limitation any amounts payable under clause 11.

4.5    Notice of prepayment; reduction of repayment instalments

       No prepayment may be effected under clause 4.2 or 4.6 unless the Borrower shall have given the Administrative Agent at least ten Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Administrative Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified. No amount prepaid may be reborrowed. Any amount prepaid under clause 4.2 shall be applied in reducing the repayment instalments under clause 4.1 in inverse order of maturity or (if the Borrower so requests in writing in the notice of its intention to make such prepayment) in order of maturity. Any amount prepaid pursuant to clause
       4.3 (other than amounts prepaid due to a sale or Total Loss of Golar Mazo or a sale of shares in Faraway which shall be applied in inverse order of maturity) shall be applied in reducing the repayment instalments under clause 4.1 pro rata. Any amount prepaid under clause 4.6 or 4.7 shall be applied in reducing the repayment instalments under clause 4.1 in inverse order of maturity.

       The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.6    Additional voluntary prepayment

       The Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under clauses 3.7, 6.7 and 12.2:

       (a) the Contribution of any Bank to which the Borrower shall have become obliged to pay additional amounts under clauses 6.7 or 12.2; or

       (b) any Bank's Contribution to which a Substitute Basis applies by virtue of clause 3.7(c).

       Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero and for the avoidance of doubt, any amount prepaid under this clause 4.6 shall be applied in reducing the repayment instalments under clause 4.1 pro rata.

4.7    Faraway dividends

       Upon receipt (whether by payment to an Earnings Account or otherwise) by Oxbow and/or Golar Maritime of any dividend or other amount from Faraway), the Borrower shall immediately prepay such part of the Loan as is equal to one third of such part of such dividend or other amount as was funded by cash received by Faraway after the Drawdown Date and in respect of amounts accrued after the Drawdown Date.

5      Fees commission and expenses

5.1    Fees and commissions

       The Borrower shall pay to the Administrative Agent:

       (a)    Arrangement fee

              on the date of this Agreement, for the account of the Administrative Agent (for distribution between itself and the other Lead Arrangers in proportion to their respective Commitments), an arrangement fee of an amount agreed between the Borrower and the Lead Arrangers in a separate letter;

       (b)    Commitment commission

              on the dates falling at three (3) monthly intervals from 15 May 2001 (the "underwriting date") and prior to the Drawdown Date, and on the Drawdown Date itself or (if applicable) the date of cancellation in full of the Total Commitments, for the account of each Bank, commitment commission computed from the underwriting date at the rate of 0.625% (zero point six two five per cent) per annum on the amount of the daily undrawn and uncancelled amount of such Bank's Commitment; and

       (c)    Agency fee

              in advance on the Drawdown Date and on each anniversary of the date of this Agreement until no moneys are owing under the Security Documents and the Borrower is no longer under any obligation, actual or contingent, under this Agreement, for the account of the Administrative Agent, an agency fee of an amount agreed between the Borrower and the Administrative Agent in a separate letter.

       The fees and commission referred to in clauses 5.1(a) and 5.1(b) shall be payable by the Borrower whether or not the Loan is ever made.

5.2    Expenses

       The Borrower shall pay to the Administrative Agent on a full indemnity basis on demand all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred:

       (a) by any of the Creditors in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents, the syndication of the Loan (including, without limitation, preparation of any information memoranda) and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

       (b) any of the Creditors in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents or otherwise in respect of the moneys owing under any of the Security Documents together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred, to the date of payment (as well after as before judgment).

5.3    Value added tax

       All fees, commissions and expenses payable pursuant to this clause 5 shall be paid together with an amount equal to any value added tax payable by any Creditor in respect of such fees and expenses. Any value added tax chargeable in respect of any services supplied by any Creditor under this Agreement shall, on delivery of a value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4    Stamp and other duties

       The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors) imposed on or in connection with any of the Underlying Documents or the Security Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6      Payments and taxes; accounts and calculations

6.1    No set-off or counterclaim; distribution to the Banks

       The Borrower acknowledges that in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrower gross on the due date in order that the Banks are put in a position to perform their matching obligations to the relevant third parties. Accordingly all payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.7, free and clear of any deductions or withholdings, in Dollars (except for costs, charges or expenses which shall, at the request of the Administrative Agent, be payable in the currency in which they are incurred) on the due date to the account of the Administrative Agent at such bank as the Administrative Agent may from time to time specify for this purpose. Save where this Agreement specifically provides for a payment to be made for the account of a particular Bank (including, without limitation, clauses 3.1, 4.6, 5.2, 6.7, 11.1, 11.2, 11.3, 12.1 and 12.2) in which case the
       Administrative Agent shall distribute the relevant payment to the Bank concerned, payments to be made by the Borrower under this Agreement shall be for the account of all the Banks and the Administrative Agent shall forthwith distribute such payments in like funds as are received by the Administrative Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

6.2    Payments by the Banks

       All sums to be advanced by the Banks to the Borrower under this Agreement shall be remitted in Dollars on the Drawdown Date to the account of the Administrative Agent at such bank as the Administrative Agent may have notified to the Banks and shall be paid by the Administrative Agent on such date in like funds as are received by the Administrative Agent to the account specified in the Drawdown Notice.

6.3    Administrative Agent may assume receipt

       Where any sum is to be paid under any of the Security Documents to the Administrative Agent for the account of another person, the Administrative Agent may assume that the payment will be made when due and the Administrative Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Administrative Agent, then the person to whom such sum was so made available shall on request refund such sum to the Administrative Agent together with interest thereon sufficient to compensate the Administrative Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Administrative Agent and/or person to whom such sum was made available by the Administrative Agent for any and all loss or expense which the Administrative Agent or such person may sustain or incur as a consequence of such sum not having been paid on its due date.

6.4    Non-Banking Days

       When any payment under any of the Security Documents would otherwise be due, or any Repayment Date would otherwise fall, on a day which is not a Banking Day, the due date for payment or (as the case may be) such Repayment Date shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made, or (as the case may be) such Repayment Date shall fall, on the immediately preceding Banking Day.

6.5    Calculations

       All interest, commissions, fees and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.6    Certificates conclusive

       Any certificate or determination of the Administrative Agent or any Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower and (in the case of a certificate or determination by the Administrative Agent) on the Banks.

6.7    Grossing-up for Taxes

       If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor (or if the Administrative Agent is required to make any deduction or withholding from a payment to another Creditor, the sum due from the Borrower in respect of such payment shall, be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Creditor against any losses or costs incurred by such Creditor by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Administrative Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.8    Grossing-up for Taxes - Banks

       If at any time any Bank is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of the Administrative Agent or the Security Agent, the sum due from such Bank in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Administrative Agent and the Security Agent receives on the due date for such payment (and retains free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and each Bank shall indemnify the Administrative Agent and the Security Agent against any losses or costs incurred by either of them by reason of any failure of such Bank to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

6.9    Bank accounts

       Each Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Administrative Agent shall maintain a control account showing the Loan and other sums owing to the Administrative Agent, the Security Agent and the Banks under the Security Documents and all payments in respect thereof made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing to the Administrative Agent, the Security Agent and the Banks under the Security Documents.

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6.10   Partial payments

       If, on any date on which a payment is due to be made by the Borrower under any of the Security Documents, the amount received by the Administrative Agent from the Borrower falls short of the total amount of the payment due to be made by the Borrower on such date then, without prejudice to any rights or remedies available to the Administrative Agent, the Security Agent and the Banks under any of the Security Documents, the Administrative Agent shall apply the amount actually received from the Borrower in or towards discharge of the obligations of the Borrower under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the
       Borrower:

       (a) firstly, in or towards payment, on a pro-rata basis, of any unpaid fees, costs and expenses of the Administrative Agent and the Security Agent under any of the Security Documents;

       (b) secondly, in or towards payment to the Lead Arrangers of any portion of the arrangement fee payable under clause 5.1(a) which remains unpaid;

       (c) thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 5.1(b) which shall have become due but remains unpaid;

       (d) fourthly, in or towards payment to the Administrative Agent, of any proportion of the agency fee payable under clause 5.1(c) which shall have become due but remains unpaid;

       (e) fifthly, in or towards payment to the Banks, on a pro-rata basis, of any accrued interest which shall have become due but remains unpaid;

       (f) sixthly, in or towards payment to the Banks, on a pro-rata basis, of any principal which shall have become due but remains unpaid; and

       (g) seventhly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro-rata basis).

       The order of application set out in this clause 6.10(b) to (g) may be varied by the Administrative Agent if all the Banks so direct.

7      Representations and warranties

7.1    Continuing representations and warranties

       The Borrower represents and warrants to each of the Creditors that:

       (a)    Due incorporation

              each of the Security Parties is duly incorporated and validly existing under the laws of its country of incorporation as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

       (b)    Corporate power

              the Borrower has power to borrow the Commitments and each of the Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Security Party to borrow will be exceeded as a result of the obligations of such Security Party under the Security Documents;

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       (c)    Binding obligations

              the  Security   Documents   constitute  or  will,  when  executed,
              constitute valid, legally binding and enforceable obligations of the relevant Security Parties;

       (d)    No conflict with other obligations

              the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the relevant Underlying Documents and the Security Documents by the relevant Security Parties will not:

              (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any Security Party is subject;

              (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any Security Party is a party or is subject or by which it or any of its property is bound;

              (iii)  contravene   or  conflict   with  any   provision   of  the
                     constitutional documents of any Security Party; or

              (iv) result in the creation or imposition of or oblige any Security Party or any other member of the Golar Gas Group to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any Security Party or any other member of the Golar Gas Group;

       (e)    No filings required

              save for the registration of the Mortgages with the relevant Registry under the laws of the relevant Flag State, the registration or presentation of particulars of charge of any of the Security Documents in the British Virgin Islands or England with the relevant Registrar of Companies, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Underlying Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction except that for enforcement of any such document in a court of competent jurisdiction in Liberia, a stamp must be affixed to such document prior to its presentation to the court;

       (f)    Choice of law

              the choice of English law to govern the Underlying Documents, the Security Documents (other than the Mortgages) and the submissions therein by the Security Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

       (g)    No immunity

              no Security Party nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

       (h)    Owning  Companies,  Oxbow and Golar Maritime  Subsidiaries  of the
              Borrower

              each of the Owning Companies (other than Golar Gas Cryogenics Inc.) and Golar Maritime is a wholly owned Subsidiary of the Borrower and Golar Gas Cryogenics Inc. and Oxbow will on the Drawdown Date be wholly owned Subsidiaries of the Borrower; and

       (i)    Shareholdings in the Borrower

              the Parent will on the Drawdown Date own directly or indirectly, legally and beneficially, all the issued share capital of the Borrower.

7.2    Initial representations and warranties

       The Borrower represents and warrants (and shall be deemed to represent and warrant) to each of the Creditors:

       (a)    No default in respect of other Indebtedness

              no Security Party nor any other member of the Golar LNG Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound and no member of the Golar Gas Group is liable for Borrowed Money or Swap Liabilities save as are permitted by clause 8.3(i);

       (b)    Information

              the information and reports furnished by any Security Party to the Administrative Agent, the Lead Arrangers, the Security Agent or the Banks in connection with the negotiation and preparation of the Security Documents was, to the best of such Security Party's and the Borrower's knowledge and belief fair and accurate in all material respects when given (or, in the case of any projections, was based on reasonable assumptions) subject to any qualifications given in writing at the time of giving such information or contained within such information and there are no other facts the omission of which would have made any fact or statement therein misleading in any material respect;

       (c)    Compliance with Environmental Laws and Approvals

              except as may already have been disclosed by the Borrower prior to the date of this Agreement in writing to, and acknowledged in writing by, the Administrative Agent:

              (i) to the best of the Borrower's knowledge and belief after due enquiry, all members of the Golar LNG Group have complied in all respects with the provisions of all applicable Environmental Laws;

              (ii) to the best of the Borrower's knowledge and belief after due enquiry, all members of the Golar LNG Group have obtained all Environmental Approvals and are in compliance in all respects with all such applicable Environmental Approvals; and

              (iii) no member of the Golar LNG Group has received any notice of any Environmental Claim against any member of the Golar LNG Group, Faraway, any Ship or Golar Mazo;

       (d)    No Environmental Claims

              except as may already have been disclosed by the Borrower prior to the date of this Agreement in writing to, and acknowledged in writing by, the Administrative Agent, there is no Environmental Claim pending or, to the best of the Borrower's knowledge and belief after due enquiry, threatened against any member of the Golar LNG Group, Faraway, any Ship or Golar Mazo;

       (e)    No Environmental incidents

              except as may already have been disclosed by the Borrower prior to the date of this Agreement in writing to, and acknowledged in writing by, the Administrative Agent, to the best of the Borrower's knowledge and belief after due enquiry there has been no emission, spill, release or discharge of a Pollutant from any Ship or Golar Mazo;

       (f)    No other Environmental problems

              except as may have already been disclosed by the Borrower prior to the date of this Agreement in writing to and acknowledged in writing by, the Administrative Agent, to the best of the knowledge and belief of the Borrower and its directors and other officers (having made due enquiry) there are no circumstances arising from any breach of Environmental Laws or which may give rise to an Environmental Claim which constitutes, or may give rise to, the Event of Default specified in clause 10.1(y);

       (g)    Copies true and complete

              the copies of the Underlying Documents delivered or to be delivered to the Administrative Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; each of such documents will when delivered constitute valid, binding and enforceable obligations of the members of the Golar Gas Group who are parties thereto and there will have been no amendments or variations thereof or defaults thereunder;

       (h)    Consents obtained

              every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party (and considered by the Administrative Agent, in its absolute discretion, to be material) to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Underlying Documents and each of the Security Documents or the performance by any Security Party of its obligations under the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any condition or restriction (if any) imposed in, or in connection with, any of the same and except as disclosed in writing by the Borrower to the Administrative Agent prior to the date of this Agreement;

       (i)    Pari passu

              the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower;

       (j)    No withholding Taxes

              no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by any Security Party of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

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       (k)    No Default

              no Default has occurred and is continuing;

       (l)    Ships

              each Ship will on the Drawdown Date be:

              (i) in the absolute ownership of the relevant Owning Company free and clear of all Encumbrances other than current crew wages and the relevant Mortgage who will on the Drawdown Date be the sole, legal and beneficial owner of such Ship;

              (ii) registered in the name of the relevant Owning Company through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

              (iii)  operationally seaworthy and in every way fit for service;

              (iv) classed with the relevant Classification free of all overdue requirements and recommendations of the relevant Classification Society;

              (v) managed by an Approved Manager under an Approved Management Agreement; and

              (vi)   continuing   in  the  service  of  the  relevant   Approved
                     Charterer under its Approved Charter (if any);

       (m)    Golar Mazo

              Golar Mazo will on the Drawdown Date be:

              (i) in the absolute ownership of Faraway who will on the Drawdown Date be the sole, legal and beneficial owner of Golar Mazo;

              (ii) registered in the name of Faraway as a ship under the laws and flag of the Republic of Liberia;

              (iii)  operationally seaworthy and in every way fit for service;

              (iv)   classed  with  the  classification  +100A1,  Liquefied  Gas
                     Carrier    free   of   all   overdue    requirements    and
                     recommendations of Lloyd's Register of Shipping;

              (v) managed by an Approved Manager under the Golar Mazo Management Agreement; and

              (vi) continuing in the service of Pertamina under the Pertamina Charter;

       (n)    Compliance with Approved Charters

              Each Owning Company has complied in all material respects with the provisions of the relevant Approved Charter;

       (o)    Compliance with ISM Code

              each Owning Company and Approved Manager has complied at all material times in all material respects with the ISM Code;

       (p)    No litigation

              no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrower, threatened against any Security Party or any other member of the Golar LNG Group which could have a material adverse effect on the business, assets or financial condition of any Security Party;

       (q)    Ship's employment

              other than pursuant to the Approved Charters, neither any Ship nor Golar Mazo is nor will on or before the Drawdown Date be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of this Agreement would have required the consent of the Security Agent under this Agreement and there is no agreement or arrangement whereby the Earnings of any Ship after the date of this Agreement may be shared with any other person;

       (r)    Freedom from Encumbrances

              none of the Ships nor Golar Mazo nor their respective its Earnings, Insurances or Requisition Compensation nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be on the Drawdown Date subject to any Encumbrance other than for current crew wages and the relevant Security Documents;

       (s)    Shareholdings in Parent

              the Parent is a wholly owned Subsidiary of Osprey;

       (t)    No material adverse change

              there has been no material adverse change in the consolidated financial position of the Golar Gas Group from that set forth in the pro forma financial statements referred to in clause 7.2(x); and

       (u)    Faraway ownership

              40% of the issued share capital of Faraway is legally and beneficially owned by Oxbow and 20% is legally and beneficially owned by Golar Maritime and the remaining 40% of such share capital is legally and beneficially owned by Chinese Petroleum Corporation;

       (v)    Liability to Taxation

              save and except as disclosed in writing by the Borrower to the Administrative Agent prior to the date of this Agreement, no member of the Golar Gas Group is liable for or subject to any Taxes imposed by any fiscal authority of or within any taxing jurisdiction (including any international, national, municipal, state, local or other taxing jurisdiction) by reason of a connection between any member of the Golar Gas Group and such taxing jurisdiction or carrying on business in such jurisdiction or by reason of any member of the Golar Gas Group carrying on business in such jurisdiction not being a connection arising solely as a result of a vessel being located in that jurisdiction, or loading or discharging at a port within that jurisdiction, in the ordinary course of the business of a member of the Golar Gas Group as owner and/or operator and/or charterer and/or manager of such vessel;

       (w)    Faraway Borrowed Money

              Faraway is not liable for, and has not incurred, any Borrowed Money except pursuant to the Faraway Loan Agreement;

       (x)    Financial statements

              the pro  forma  annual  financial  statements  in  respect  of the financial year ended as of 31 May 2001 as delivered to the Administrative Agent have been prepared in accordance with GAAP which have been consistently applied and present fairly and accurately the financial position of the Borrower and each Owning Company and the consolidated financial position of the Golar Gas Group (excluding Oxbow, Golar Maritime and Faraway) respectively as at such date and the results of the operations of the Borrower and each Owning Company and the consolidated results of the Golar Gas Group (excluding Oxbow, Golar Maritime and Faraway) respectively for the financial year ended on such date and, as at such date, neither the Borrower nor any Owning Company nor the Golar Gas Group (excluding Oxbow, Golar Maritime and Faraway) had any liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements and, in respect of any contingent liabilities (whether or not material), with a description of the basis for the liability and an explanation of why the liability is not deemed to be material;

       (y)    Initial Approved Manager

              following the Drawdown Date and the restructuring of the Golar LNG Group, the existing employees of the Initial Manager will continue to be employed on substantially the same basis; and

       (z)    Solvency

              the Borrower and each Guarantor is Solvent and will continue to be Solvent at and after the Drawdown Date.

7.3    Repetition of representations and warranties

       On and as of the Drawdown Date and on each Rollover Date and any other date for the payment of interest under clause 3.1, the Borrower shall be deemed to repeat the representations and warranties in clause 7.1 as if made with reference to the facts and circumstances existing on such day and on and as of the Drawdown Date, the Borrower shall be deemed to repeat the representations and warranties in clause 7.2.

7.4    Warranty as to future financial statements

       On and as of each Rollover Date, the Borrower shall be deemed to represent and warrant to each of the Creditors that the then latest Annual Financial Statements then delivered to the Administrative Agent (if any) have been prepared in accordance with GAAP and present fairly and accurately the financial positions of the Borrower, the Parent, the Owning Companies, Oxbow and Golar Maritime and the consolidated financial positions of the Golar LNG Group (excluding Oxbow, Golar Maritime and Faraway) respectively as at the end of the financial period to which the same relate and the results of the operations of the Borrower, the
       Parent, the Owning Companies, Oxbow and Golar Maritime and the consolidated results of the operations of the Golar LNG Group (excluding Oxbow, Golar Maritime and Faraway) respectively for the financial period to which the same relate and, as at the end of such financial period, neither the Borrower, the Parent, the Owning Companies, Oxbow and Golar Maritime nor the Golar LNG Group nor the Golar Gas Group (excluding
       Oxbow, Golar Maritime and Faraway) had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8      Undertakings

8.1    General

       The Borrower undertakes with each of the Creditors that throughout the Security Period it will:

       (a)    Notice of Default

              promptly inform the Administrative Agent of any occurrence of which it becomes aware which in the Borrower's reasonable opinion might materially and adversely affect the ability of any Security Party to perform their obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Administrative Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Administrative Agent, confirm to the Administrative Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

       (b)    Consents and licences

              without prejudice to clauses 7 and 8.6, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

       (c)    Use of proceeds

              use the Loan exclusively for the purpose specified in clause 1.1;

       (d)    Pari passu

              ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

       (e)    Financial statements, budgets, cashflows and certificates

              (i)    Accounts

                     prepare Annual Financial Statements in accordance with GAAP consistently applied in respect of each financial year and cause the same to be reported on by the Auditors and prepare Quarterly Financial Statements on the same basis as the Annual Financial Statements and deliver sufficient copies of the same to the Administrative Agent for distribution to the Banks as soon as practicable but not later than 120 days (in the case of Annual Financial Statements) or 60 days (in the case of Quarterly Financial Statements) (or, in either such case, such longer period as may be agreed in writing by the Administrative Agent) after the end of the financial period to which they relate;

              (ii)   Budgets, cashflow projections etc.,

                     deliver to the Administrative Agent, for distribution to the Banks sufficient copies of the following documents:

                     (A) not later than 30 days after the end of each financial year, a budget and cash flow projection for the Golar Gas Group for the next twelve months;

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                     (B)    not  later  than 30 days  after the end of each half
                            year period, a cash flow projection for the Golar Gas Group for the next six months; and

                     (C) at least thirty (30) days prior to the date on which it is proposed to make a payment of any Equity Distribution under proviso (A) to clause 8.3(c), a statement (certified by the Chairman or President of the Borrower or, in his, her or their absence, any other officer of the Borrower for the time being acceptable to the Administrative Agent) of the amount of the proposed Equity Distribution and the Cumulative Net Income up to the end of the financial quarter most recently ended, the aggregate amounts of Equity Distributions previously made pursuant to clause 8.3(c)(A), the amount of the Free Available Cash at such date and the Cash Reserve as at the relevant date accompanied by a certificate by the Chairman or President of the Borrower or, in his, her or their absence, any other officer of the Borrower for the time being acceptable to the Administrative Agent that the payment of such Equity Distribution will comply with proviso (A) to clause 8.3(c);

                     (D)    Certificate of compliance with clause 8.5

                            at the same time as the Borrower delivers to the Administrative Agent, pursuant to clause 8.1(e)(i), copies of the Annual Financial Statements or Quarterly Financial Statements (as the case may be) the Borrower shall provide a statement signed by the Chief Financial Officer or another senior officer of the Borrower (in substantially the form set out in schedule 7 confirming:

                            1)     the respective amounts of:

                            o the Cash Balances, the Cash Reserve and Minimum Free Available Cash

                            o Current Assets, Current Liabilities and the current portion of Long Term Debt

                            o      Annualised EBITDA and Interest Expense

                            o      Net Debt

                            in respect of or, as the case may be, as at the end of the financial period expiring on the date as at and for which the relevant financial statements were prepared (or, in the case of Annualised EBITDA, calculated by reference to the three month period expiring on such date) (or, in the case of Interest Expense, for the twelve month period expiring on such date) and that such amounts were calculated in accordance with this Agreement and GAAP;

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                            2)     that  such  Annual  Financial  Statements  or
                                   Quarterly Financial  Statements were prepared
                                   in  accordance   with  GAAP  or,  if  not  so
                                   prepared, setting forth full details of the adjustments required to be made to such statements to reflect GAAP as necessary to
                                   calculate   the   amounts   referred   to  in
                                   sub-paragraph (A) above;

                            3) that as at the date to which the relevant financial statements are made up, the Borrower was in compliance with the covenants and undertakings set out in clause 8.5 (or, if it was not in such compliance, indicating the extent of the breach and the steps intended to be taken to remedy the same); and

                            4) that, as at the date not more than seven days prior to the delivery of the certificate, no Default has occurred and is continuing (or, if such is not the case, specifying the same);

              (iii)  Faraway accounts

                     deliver to the Administrative Agent, for distribution to the Banks, sufficient copies for all the Banks of, in each case at the time of issue thereof any financial statements or reports issued by Faraway to Oxbow and Golar Maritime;

       (f)    Delivery of reports

             deliver to the Administrative Agent, for distribution to the Banks, sufficient copies for all the Banks of, in each case at the time of issue thereof every report, circular, notice or other document issued by any member of the Golar LNG Group to its creditors or (in the case of the Parent) shareholders generally;

       (g)    Provision of further information

              provide the Administrative Agent with such financial and other information concerning the Security Parties, other members of the Golar LNG Group and their respective affairs as the Administrative Agent or any Bank (acting through the Administrative Agent) may from time to time reasonably require;

       (h)    Tax filings and payment of Taxes

              file or cause to be filed all tax returns required to be filed in all jurisdictions in which it and any other members of the Golar LNG Group are situate or carry on business or are otherwise subject to Taxation and pay all Taxes shown to be due and payable on such returns or any assessments made against it (other than those being contested in good faith where such payment may be lawfully withheld) and adequate reserves have been made for such payment should it be found to be payable;

       (i)    Legal proceedings

              upon becoming aware that the same may be threatened or pending and in any case immediately after the commencement thereof give to the Administrative Agent notice in writing of any litigation or arbitration or administrative proceedings or any dispute affecting the Borrower or any other members of the Golar LNG Group any of their respective assets, rights or revenues which if determined against it might materially and adversely affect the ability of the Borrower duly to perform and observe its obligations under any of the Security Documents;

       (j)    Obligations under Security Documents

              duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents;

       (k)    Insurance

              insure and keep insured all its properties and assets with underwriters or insurance companies of repute to such extent and against such risks as prudent companies engaged in businesses similar to its own are normally insured;

       (l)    Pension schemes

              within 60 days of the Drawdown Date (or such later date as the Administrative Agent (acting on the instructions of the Majority Banks) may agree), deliver to the Administrative Agent a valuation of the pension schemes for the time being operated for the benefit of employees of members of the Golar LNG Group and, if such valuation shows a deficit of USD5,000,000 or more on a discontinuance basis, take such steps as the Banks may reasonably require to remedy or otherwise provide for such deficit; and


                                    Page 48
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       (m)    Compliance with laws and regulations

              comply with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of their business.

8.2    Valuation of Ships

       (a)    Valuation of Ships and Golar Mazo

              Each Mortgaged Ship and Golar Mazo shall be valued in Dollars as at each Disposal Repayment Date by two independent firms of shipbrokers one appointed by the Administrative Agent and the other nominated by the Borrower from a list of firms from time to time approved in writing by the Administrative Agent or, failing such nomination (within seven (7) days of a request from the Administrative Agent to nominate a firm) or approval, appointed by the Administrative Agent in its sole discretion (each valuation to be made on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms as between a willing buyer and a willing seller taking into account the benefit of any Approved Charter or any other charterparty or other engagement concerning each vessel and, if the Administrative Agent requires such valuation to be made after physical inspection, with such physical inspection having been carried out).

              Unless one of such valuations is for an amount which is 110% or more of the other, the mean of such valuations shall constitute the value of the relevant vessel for the purposes of this clause
              8.2. If one such valuation is for such amount, the Administrative Agent shall appoint (at the cost of the Borrower) a third independent firm of shipbrokers to value such vessel on the same basis and in the same manner and the mean of all three such valuations shall constitute the value of the relevant vessel for the purposes of this clause 8.2.

              The value of each vessel as most recently determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

       (b)    Information

              The Borrower undertakes to the Administrative Agent to supply to the Administrative Agent and to any such shipbrokers such information concerning each Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuations.

       (c)    Costs

              All costs in connection with the Administrative Agent obtaining any valuation of the Mortgaged Ships referred to in this clause shall be borne by the Borrower.

8.3    Negative undertakings concerning the Borrower and the Golar Gas Group

       The Borrower undertakes with each of the Creditors that throughout the Security Period it will not, and will procure that none of the other members of the Golar Gas Group (which shall, for this purpose only, exclude Faraway unless and until it has become a wholly owned Subsidiary of the Borrower) will, without the prior written consent of the Administrative Agent (acting on the instructions of the Majority Banks):

       (a)    No merger

              merge or consolidate with any other person;

       (b)    Capital expenditure

              incur or make any capital expenditure, except for capital expenditure in upgrading a Mortgaged Ship to meet the requirements of a third party charterer or on upgrading or improving any Mortgaged Ship for other operational purposes provided that such expenditure on any Mortgaged Ship does not in any period of 30 consecutive months exceed USD5,000,000;

       (c)    Equity Distributions

              make or pay any Equity Distribution provided however that:

              (A) provided no Default has occurred and is continuing, the Borrower may (subject to having first provided the applicable statement and certificate required under clause 8.1(e)(ii)(C)) on any date (the "Relevant Date") pay or make a dividend provided that after paying or making such dividend the aggregate of all dividends paid or made pursuant to this paragraph (A), effected on or before the Relevant Date will not exceed an amount equal to one half of its Cumulative Net Income at the Relevant Date and provided:

                     1)     no Default has occurred and is continuing; and


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                     2)     the Free  Available  Cash at the Relevant Date will,
                            following the payment of the dividend above and any related withdrawal from an Eligible Account under clause 14.1(b)(iv), equal or exceed not less than an amount equal to the sum of USD35,000,000 minus the Cash Reserve as the Relevant Date;

              (B)    any   Subsidiary   of  the   Borrower   may   make   Equity
                     Distributions to the Borrower or a wholly owned Subsidiary of the Borrower;

              (C) the Borrower may pay Equity Distributions to the Parent of an amount equal to all dividends and other amounts received by Oxbow and/or Golar Maritime from Faraway and credited to an Earnings Account which remain after making any mandatory prepayment required under clause 4.3 or 4.7 as a result of receipt of such dividend or other amounts by Oxbow and/or Golar Maritime;

       (d)    Amendments to, and termination of, Approved Management Agreements agree to, or permit or suffer, any material amendment of, or material variation in the terms of, or cancel or rescind or otherwise terminate any Approved Management Agreement save for a termination of the appointment of any Approved Manager provided that upon such termination a new Approved Manager has been appointed pursuant to an Approved Management Agreement on terms approved in writing by the Administrative Agent (acting on the instructions of the Majority Banks) (such approval and instructions not to be unreasonably withheld);

       (e)    Series of disposals

              sell, convey, transfer, lease or otherwise dispose of all or a substantial part of the assets of the Borrower or of the Golar Gas Group taken as a whole (whether by one transaction or a series of transactions and whether related or not) (and, for the avoidance of doubt, a Mortgaged Ship or the Golar Gas Group's interest in share capital of Faraway shall not be deemed substantial for the purpose of this clause 8.3(e));

       (f)    Other business

              in the case of an Owning Company, undertake any business other than the ownership and operation of its Ship and in the case of the Borrower, undertake any business other than owning to the Owning Companies, Oxbow and Golar Maritime and in the case of Oxbow and Golar Maritime, undertake any business other than the ownership of their respective shares in Faraway;

       (g)    Acquisitions

              in the case of an Owning Company, acquire or own any further assets other than its Ship and its rights arising under the Underlying Documents and other contracts entered into by or on behalf of the relevant Owning Company in the ordinary course of its business of owning and operating such Ship and chartering such Ship and, in the case of the Borrower, acquire or own any further assets other than the shares in the Owning Companies and its rights arising under the Underlying Documents and other contracts entered into by or on behalf of the Borrower in the ordinary course of its business and, in the case of Oxbow and Golar
              Maritime, acquire or own any further assets other than their respective shares in Faraway and their rights arising under the Faraway Documents and other contracts entered into by or on behalf of Oxbow or Golar Maritime in the ordinary course of their business;

       (h)    Other obligations

              in the case of an Owning Company, incur or permit to exist any obligations except for obligations arising under the Approved Management Agreement for its Ship, any relevant charter, or the Security Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering such Ship and, in the case of the Borrower, Oxbow and Golar Maritime incur or permit to exist any obligations except for obligations arising under the Security Documents and contracts entered into by or on behalf of the Borrower, Oxbow or (as the case may be) Golar Maritime in the ordinary course of their business and, in the case of Oxbow and Golar Maritime only, under the Faraway Documents;

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       (i)    No borrowing or swaps

              incur or permit to exist any Borrowed Money or Swap Liabilities of any member of the Golar Gas Group except for:

              (i)    Borrowed Money pursuant to the Security Documents;

              (ii) Borrowed Money owing by the Borrower or a wholly owned Subsidiary of the Borrower to the Borrower or another wholly owned Subsidiary of the Borrower (other than Oxbow or Golar Maritime);

              (iii)  Eligible Swap Liabilities; and

              (iv)   Subordinated Debt;

       (j)    Repayment of borrowings from Restricted Associates

              repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money owed to any Restricted Associate;

       (k)    Repayment of borrowings

              in the case of an Owning Company, repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money owing to the Creditors pursuant to the Security Documents, to the extent permitted by this Agreement, Subordinated Debt owing to the Parent and, provided no Event of Default has occurred and is continuing, Borrowed Money owing to other members of the Golar Gas Group (other than Oxbow, Golar Maritime or Faraway);

       (l)    Sureties

              except pursuant to the Security Documents, permit any of its Indebtedness to any person to be guaranteed by any person (other than the Borrower) and save (in the case of a member of the Golar Gas Group which owns or bareboat charters a vessel) for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its vessel is entered, guarantees required to procure the release of such vessel from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such vessel and guarantees required to obtain certificates of financial responsibility required for the lawful trading and operation of its vessel;

       (m)    Subsidiaries

              form or acquire or permit to exist any Subsidiaries other than the Owning Companies, Golar Maritime, Oxbow, Faraway and any other direct wholly owned Subsidiary of the Borrower incorporated for the purpose of facilitating the management and operation of the Ships and which does not own or charter vessels or other fixed assets;

       (n)    Encumbrances

              permit any Encumbrance to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or any other obligation of any person save for Permitted Encumbrances;

       (o)    Guarantees and counter indemnities

              issue, or permit to remain outstanding, any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of, or in favour of, any person or issue, or permit to remain outstanding, any indemnity or other obligation to reimburse or secure to any other person in respect of any such guarantee, indemnity or Encumbrance issued or granted by such person in respect of obligations of any person except:

              (i)    pursuant to the Security Documents;

              (ii) guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a vessel which it owns is entered;

              (iii) guarantees required to procure the release of such vessel from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such a vessel;

              (iv) guarantees by the Borrower (but not guarantees in respect of Borrowed Money or Swap Liabilities if such Borrowed Money or Swap Liabilities are not permitted by the express terms of clause 8.3(i)) of obligations of its wholly owned Subsidiaries (except Oxbow, Golar Maritime and Faraway) arising under agreements entered into by them in the ordinary course of their businesses; or

       (p)    Loans

              make or permit to be outstanding any loans or grant or permit to be outstanding any credit to any person or agree to do so other than:

              (i) customary trade credit to third party customers in the ordinary course of business; and

              (ii) loans to the Borrower and/or wholly owned Subsidiaries of the Borrower (except Oxbow, Golar Maritime and Faraway); and

              (iii) the deposit of funds with an Account Bank by crediting the same to an Earnings Account;

       (q)    Disposals

              sell, transfer, lend or otherwise dispose of any part of its present or future undertaking, assets, rights or revenues to any person (other than the Borrower or a wholly owned Subsidiary of the Borrower) unless the Borrower has previously notified the Administrative Agent in writing and demonstrates to the satisfaction of the Majority Banks that such sale, transfer, loan or other disposal will be on arms length terms and for not less than open market value;

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       (r)    Accounting reference date

              change its annual accounting reference date from 31st December;

       (s)    Chartering-in

              charter-in or hire any vessel from any person; or

       (t)    Sale and leaseback transactions

              directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any sale and leaseback transaction (being for these purposes an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Subsidiary of the Borrower transfers such property to a person and leases it back from such person and accounted for as a Capitalised Lease Obligation) save as contemplated by any Tax Lease Option permitted under clause 17.

8.4    Ship covenants

       The Borrower hereby covenants with each of the Creditors and undertakes throughout the Security Period that each Owning Company will:

       (a)    Insurance

              (i)    Insured risks, amounts and terms

                     insure and keep its Mortgaged Ship insured free of cost and expense to the Security Agent and in the name of the relevant Owning Company (but in the case of the insurances referred to in sub-paragraph (A) below, no other person, save with the prior written consent of the Security Agent and subject to such person having, if so required by the Security Agent and to the satisfaction of the Security Agent, executed a first priority assignment in favour of the Security Agent of such person's interest in the Insurances of such Ship on similar terms to the assignment by the relevant Owning Company in the relevant General Assignment) or, if so required by the Security Agent, in the joint names of the relevant Owning Company and the Security Agent, the Administrative Agent and/or the Banks (but without liability on the part of the Security Agent, the Administrative Agent and/or the Banks for premiums or calls):

                     (A) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than the higher of (1) 120% of the Relevant Insured Amount for such Mortgaged Ship and (2) its market value as most recently determined in accordance with clause 8.2 prior to the commencement of the period of the relevant policy) and upon such terms as shall from time to time be approved in writing by the Security Agent;

                     (B) against protection and indemnity risks (including pollution risks for a minimum amount of USD1,000,000,000 or such higher or lower maximum amount of cover against pollution risks as shall at any time be available by entry of the relevant Ship with, and/or arrangement by, and/or under any cover arranged by, or through either a protection and indemnity association which is a member of either the "International Group" of protection and indemnity associations (or any successor organisation designated by the Security Agent for this purpose) or the International Group (or such successor organisation) itself or, if the International Group or any such successor ceases to exist or ceases to provide or arrange any cover for pollution risks, or any supplemental cover for pollution risks over and above that afforded by the basic entry of the Ship with its protection and

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                            indemnity association,  the maximum aggregate amount
                            of  cover  against   pollution  risks  as  shall  be
                            available on the open market and by basic entry with a protection and indemnity association provided that, if the Ship in question has ceased trading or is in lay up (and its cargo fully discharged) and in either case has discharged all cargo, the level of
                            pollution   risks   cover   afforded   by   ordinary
                            protection and indemnity cover available through a member of the International Group or such successor organisation or, as the case may be, on the open market in such circumstances shall be sufficient for such purpose) for ships of the same type, size, age and flag as the relevant Ship) for the full value and tonnage of such Ship (as approved in writing by the Security Agent) and upon such terms as shall from time to time be approved in writing by the Security Agent; and

                     (C) in respect of any Mortgaged Ship which is not at the relevant time chartered by demise, against loss of hire in such amounts (but in any event not less than the rate of charterhire payable under the relevant charter for such Ship) and upon such terms (but in any event for periods of not less than 240 days per claim less a 14 day deductible) as shall from time to time be approved in writing by the Security Agent;

                     and pay the Security Agent the cost (as conclusively certified by the Security Agent) of:

                     1) mortgagees' interest insurance and/or additional perils (pollution) cover which the the Security Agent may from time to time effect in respect of any Mortgaged Ship or all of the Mortgaged Ships upon such terms and in such amount (not exceeding an amount equal to 120 per cent. of the Relevant Insured Amount for such Mortgaged Ship or (as the case may be where all of the Mortgaged Ships are so insured under one policy) 120 per cent. of the Loan prior to the commencement of the period of the relevant policy) as the Security Agent acting on the instructions of the Majority Banks shall deem desirable;

                     2) any other insurance cover which the Security Agent may from time to time effect in respect of any Mortgaged Ship and/or in respect of the interest of any or all of the Creditors in relation to such Mortgaged Ship or potential third party liability of any or all of the Creditors in relation to such Mortgaged Ship as the Security Agent shall reasonably deem desirable having regard to (x) any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause
                            8.4(a) and are not customarily applicable on the date of this Agreement and/or (y) any change in the practice of leading banks providing loans to finance ships which carry Pollutants as to the insurances which they require to be taken out to protect their security interests in such ships and/or their liability to third parties as a consequence of financing such ships and/or taking a security interest in such ships and/or (z) changes of applicable laws (or the judicial or official interpretation thereof) concerning the priority of Environmental Claims as against ship mortgages and/or the liability of mortgagees and lenders in relation to Environmental Claims;

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                     (ii)   Approved brokers, insurers and associations

                            effect the insurances aforesaid in Dollars or such other currency as the Security Agent may approve and through the Approved Brokers (if any) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Security Agent; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of any Mortgaged Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Security Agent;

                     (iii)  Fleet liens, set-off and cancellation

                            if any of the insurances referred to in 8.4(a)(i) form part of a fleet cover, procure that the
                            Approved Brokers shall (if so required by the Security Agent) undertake to the Security Agent that they shall neither set off against any claims in respect of any Mortgaged Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of each Mortgaged Ship if and when so requested by the Security Agent;

                     (iv)   Payment of premiums and calls

                            punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts or other evidence of payment when so required by the Security Agent;

                     (v)    Renewal

                            at least 14 days (or such shorter period as the Security Agent may from time to time agree) before the relevant policies, contracts or entries expire, notify the Security Agent of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the relevant Owning Company or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Security Agent pursuant to this clause 8.4(a), procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least 10 days (or such shorter period as the Security Agent may from time to time agree) before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least 7 days before such expiry (or within such shorter period as the Security Agent may from time to time agree) confirm in writing to the Security Agent as and when such renewals have been effected in accordance with the instructions so given;

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                     (vi)   Guarantees

                            arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

                     (vii) Hull policy documents, notices, loss payable clauses and brokers' undertakings deposit  with the  Approved  Brokers (or procure the
                            deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 8.4(a)(i) as are effected through the Approved Brokers and procure that the interest of the Security Agent, the Administrative Agent and the Banks shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and by means of a Notice of Assignment of Insurances (signed by the relevant Owning Company and by any other assured who shall have assigned its interest in the Insurances to the Security Agent) and that the Security Agent shall be furnished with pro forma copies thereof and, unless the insurances are placed, to the satisfaction of the Security Agent, upon the terms of the Norwegian Marine Insurance Plan of 1996 as amended, a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Security Agent;

                     (viii) Associations' loss payable clauses, undertakings and certificates

                            procure that any protection and indemnity and/or war risks associations in which any Mortgaged Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Security Agent with a copy of such certificate of entry or policy and, unless the insurances are placed, to the satisfaction of the Security Agent, upon the terms of the Norwegian Marine Insurance Plan of 1996 as amended, a letter or letters of undertaking in such form as shall from time to time be required by the Security Agent;

                     (ix)   Extent of cover and exclusions

                            take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Security Agent has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Security Agent;

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                     (x)    Independent report

                            if so requested by the Security Agent where there has, in the reasonable opinion of the Security Agent, been a significant change in circumstances or the insurance arrangements or the status of any insurer or association which may, in the reasonable opinion of the Security Agent, affect the interests of the Banks, but at the cost of the Borrower, furnish the Security Agent from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Security Agent dealing with the insurances maintained on any Mortgaged Ship and stating the opinion of such firm as to the adequacy thereof;

                     (xi)   Collection of claims

                            do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which shall at any time become due in respect of the Insurances;

                     (xii)  Employment of Ships

                            not employ any Mortgaged Ship or suffer such Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

                     (xiii) Application of recoveries

                            apply all sums receivable under the Insurances which are paid to the relevant Owning Company in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

                     (xiv)  Further insurance assignments

                            unless the relevant Mortgaged Ship is insured against the risks referred to in clause 8.4(a)(i)(A) upon the terms of the Norwegian Insurance Plan of 1996 as amended, not permit the insurances referred to in such clause to be effected in the name of any person (other than the Security Agent and/or the other Creditors) unless such person has to the satisfaction of the Security Agent executed a first priority assignment of the Security Agent of such person's interest in the Insurances of such Ship on similar terms (mutatis mutandis) to the assignment by the relevant Owning Company in the relevant General Assignment;

              (b)    Ship's name and registration

                     (i) not change the name of any Mortgaged Ship without first notifying the Administrative Agent;

                     (ii) keep each Mortgaged Ship registered under the laws of its Flag State at the relevant Port of Registry;

                     (iii) not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in a Mortgaged Ship being required to be registered otherwise than under the laws of its Flag State at the relevant Port of Registry;

                     (iv) not register any Mortgaged Ship or permit its registration under any other flag or at any other port without the prior written consent of the Administrative Agent;

                     (v) if the said registration of a Mortgage Ship is for a limited period, renew the registration of such Ship at least 45 days prior to the expiry of such registration and provide evidence of such renewal to the Administrative Agent at least 30 days prior to such expiry;

              (c)    Repair

                     keep each Mortgaged Ship and its equipment, outfit and appurtenances tight, staunch, strong, in good condition and in all respects seaworthy and fit for its intended service and in a good and efficient state of repair and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of such Ship;

              (d) Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Security Agent or suffer any other person to:

                     (i)    make  any  modification  to any  Mortgaged  Ship  in
                            consequence   of  which  her   structure,   type  or
                            performance characteristics could or might be materially altered or her value materially reduced; or

                     (ii) remove any material part of any Mortgaged Ship or any equipment the value of which is such that its removal from such Ship would materially reduce the value of such Ship without replacing the same with equivalent parts or equipment which are owned by the relevant Owning Company free from Encumbrances; or

                     (iii) install on any Mortgaged Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of such Ship;

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              (e)    Maintenance of class; compliance with regulations

                     at all times and without cost or expense to any Creditor keep its Mortgaged Ship, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in the Classification Society or other classification society of like standing approved by the Administrative Agent and to deliver annually to the Administrative Agent a certificate from such class society showing such classification to be maintained and will without cost or expense to the Administrative Agent irrevocably and unconditionally instruct and authorise the classification society of its Mortgaged Ship, and shall request the classification society to give an undertaking to the Security Agent as follows:

                     (i) to send to the Administrative Agent, following receipt of a written request from the Administrative Agent, certified true copies of all original class records held by the classification society relating to the Mortgaged Ship;

                     (ii) to allow the Administrative Agent (or its agents), at any time and from time to time, to inspect the original class and related records of the relevant Owning Company and its Mortgaged Ship at the offices of the classification society and to take copies of them;

                     (iii) following receipt of a written request from the Administrative Agent:

                            (A) to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of any Mortgaged Ship's class under the rules or terms and conditions of the relevant Owning Company's or the relevant Mortgaged Ship's membership of the classification society; and

                            (B) to confirm that the relevant Owning Company is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

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                            (C)    if the relevant  Owning Company is in default
                                   of any of its contractual obligations or liabilities to the classification society, to
                                   specify  to  the   Administrative   Agent  in
                                   reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

                            (D) to notify the Administrative Agent immediately in writing if the classification society receives notification from any Owning Company or any other person that a Mortgaged Ship's classification society is to be changed.

                     Notwithstanding the above instructions and undertaking given for the benefit of the Administrative Agent, each Owning Company shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Administrative Agent to the classification society;

              (f)    Surveys

                     submit each Mortgaged Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and, if so requested by the Administrative Agent or if the survey report relates to or recommends or requires repairs and/or other work the cost of which will or may exceed the Casualty Amount, supply to the Administrative Agent copies of all survey reports issued in respect thereof;

              (g)    Inspection

                     ensure that the Administrative Agent, by surveyors or other persons appointed by it for such purpose, may board any Mortgaged Ship at all reasonable times without interfering with the operation of such Ship for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give to the
                     Administrative Agent reasonable advance notice of any intended drydocking of any Mortgaged Ship (whether for the purpose of classification, survey or otherwise)(provided that any such surveyor or other person shall undertake confidentiality with respect to disclosure of the results of such inspection to any third parties other than the Creditors and their advisers);

              (h)    Prevention of and release from arrest

                     promptly in accordance with good ship owning practice pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, each Mortgaged Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against any Mortgaged Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of any Mortgaged Ship in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of such Ship, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon, or in any event within ten (10) Banking Days after, receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

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              (i)    Employment

                     not employ any Mortgaged Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not employ any Mortgaged Ship or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the relevant Ship's war risks insurers unless the prior written consent of the Administrative Agent is obtained and such special insurance cover as the Administrative Agent may require shall have been effected by the relevant Owning Company at its expense;

              (j)    Information

                     promptly furnish the Administrative Agent with all such information as it may from time to time reasonably require regarding each Mortgaged Ship, her Insurances, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment entered into by the relevant Owning Company, or otherwise howsoever concerning her;

              (k)    Notification of certain events

                     notify the Administrative Agent forthwith by telefax or other means of telecommunication in permanent written form thereafter confirmed by letter of:

                     (i) any damage to any Mortgaged Ship requiring repairs the cost of which will or might exceed its Casualty Amount;

                     (ii) any occurrence in consequence of which any Mortgaged Ship has or may become a Total Loss;

                     (iii)  any requisition of any Mortgaged Ship for hire;

                     (iv) any requirement or recommendation made in relation to any Mortgaged Ship by any insurer or its Classification Society or by any competent authority which is not complied with in accordance with its terms;

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                     (v)    any arrest or detention of any Mortgaged Ship or any
                            exercise or purported exercise of a lien or other claim on such Ship or her Earnings or Insurances or any part thereof;

                     (vi) the occurrence of any material Environmental Claim against the relevant Owning Company, any Mortgaged Ship or any other member of the Golar LNG Group or any other ship from time to time owned, technically managed or crewed by, or bareboat chartered to, any member of the Golar LNG Group or any incident, event or circumstances which may give rise to any such Environmental Claim or an Event of Default specified in clause 10.1(y);

              (l)    Payment of outgoings and evidence of payments

                     promptly pay all tolls, dues and other outgoings whatsoever in respect of each Mortgaged Ship and her Earnings and Insurances and keep proper books of account in respect of each Mortgaged Ship and her Earnings and, as and when the Administrative Agent may so require, make such books available for inspection on behalf of the Administrative Agent, and furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

              (m)    Encumbrances

                     not without the prior written consent of the Administrative Agent acting on the instructions of all of the Banks (and then only subject to such conditions as the Administrative Agent may impose in accordance with such instructions) create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Encumbrances) over or in respect of any Mortgaged Ship, any share or interest therein or in any other part of the Mortgaged Property (as defined in the General Assignment in respect of such Ship);

              (n)    Sale or other disposal

                     not without the prior written consent of the Administrative Agent acting on the instructions of the Majority Banks (and then only subject to such conditions as the Administrative Agent may impose in accordance with such instructions) sell, agree to sell, transfer, abandon or otherwise dispose of any Mortgaged Ship or any share or interest therein if the Net Sale Proceeds of such Ship will or may be insufficient to enable the Borrower to comply with its obligations under clause 4.3 of this Agreement arising upon the sale of such Ship (including (without limitation) prepayment in full of the Loan if required by clause 4.3) and the Borrower has not first demonstrated to the reasonable satisfaction of the Administrative Agent that the Borrower will have other funds available to it provided by way of Equity Finance to enable it to comply with such obligations upon completion of the sale of such Ship;

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              (o)    Chartering

                     except pursuant to an Approved Charter referred to in Part 2 of schedule 2 not without the prior written consent of the Administrative Agent acting on the instructions of the Lead Arrangers (which the Administrative Agent shall have full liberty to withhold in accordance with such instructions) and, if such consent is given, only subject to such conditions as the Administrative Agent may impose:

                     (i) let any Mortgaged Ship on demise charter for any period;

                     (ii) let any Mortgaged Ship by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve months' duration;

                     (iii)  de-activate or lay up the relevant Ship;

                     (iv) let any Mortgaged Ship other than on arms' length terms;

                     provided always that:

                     (A) such consent shall not be withheld if the proposed charterer or charter guarantor has a long term credit rating of at least BBB+ from Standard & Poor's Ratings Services and Baa1 from Moodys Investors Services Inc. or any other rating agency approved in writing by the Administrative Agent for such purpose; and

                     (B) in respect of the matters referred to in sub-paragraph (ii) of this sub-clause the Administrative Agent's consent shall be deemed to have been given thereto if the Borrower shall not have been informed by the Administrative Agent either in writing or by word of mouth that such consent is refused within five (5) Banking Days (in London) of the time at which the relevant Owning Company's application for such consent was received by the Administrative Agent;

              (p)    Sharing of Earnings

                     not without the prior written consent of the Administrative Agent acting on the instructions of the Majority Banks (and then only subject to such conditions as the Administrative Agent may impose in accordance with such instructions) to enter into any agreement or arrangement whereby the Earnings of any Mortgaged Ship may be shared with any other person;

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              (q)    Payment of Earnings

                     to procure that the Earnings of any Mortgaged Ship are paid to the Security Agent at all times if and when the same shall be or shall have become so payable in accordance with the Security Documents and that any Earnings of any Mortgaged Ship which are so payable and which are in the hands of a relevant Owning Company's brokers or agents are duly accounted for and paid over to the Security Agent forthwith on demand;

              (r)    Repairers' liens

                     not without the prior written consent of the Administrative Agent put any Mortgaged Ship into the possession of any person for the purpose of work being done upon her unless either:

                     (i) such person shall first have given to the Administrative Agent in terms satisfactory to it, a written undertaking not to exercise any lien on the relevant Ship or her Earnings for the cost of such work or otherwise; or

                     (ii)   any such lien of such  person  would be a  Permitted
                            Lien;

              (s)    Manager

                     not appoint a manager of any Mortgaged Ship other than an Approved Manager;

              (t)    Notice of Mortgage

                     place and at all times and places retain a properly certified copy of each Mortgage (which shall form part of the relevant Ship's documents) on board each Mortgaged Ship with her papers and cause such certified copy of such Mortgage to be exhibited to any and all persons having business with such Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of such Ship (other than a lien for crew's wages and salvage) and to any representative of the Security Agent and place and keep prominently displayed in the navigation room and in the Master's cabin of each Mortgaged Ship a framed printed notice in plain type reading as follows:


                                    Page 64
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                              "NOTICE OF MORTGAGE"

                     This Ship is subject to a first priority mortgage in favour of [here insert name of Security Agent] of [here insert address of Security Agent]. Under the said mortgage, neither the Borrower nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage"

                     and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the relevant Owning Company nor any charterer nor the Master of any Mortgaged Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon any Mortgaged Ship any lien whatsoever other than for crew's wages and salvage;

              (u)    Conveyance on default

                     where a Mortgaged Ship is (or is to be) sold in exercise of any power contained in the relevant Mortgage or otherwise conferred on the Security Agent, execute, forthwith upon request by the Security Agent, such form of conveyance of such Ship as the Security Agent may require;

              (v)    Anti-drug abuse

                     without prejudice to clause 8.4(i), take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to any Mortgaged Ship in any jurisdiction in or to which any Mortgaged Ship shall be employed or located or trade or which may otherwise be applicable to any Mortgaged Ship and/or the relevant Owning Company;

              (w)    Compliance with Environmental Laws

                     to comply in all material respects with all Environmental Laws applicable to it and/or its Mortgaged Ship including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with all Environmental Approvals applicable to its and/or its Mortgaged Ship; and

              (x)    Compliance with ISM Code

                     comply at all material times in all material respects with the ISM Code.

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8.5    Financial undertakings

       The Borrower undertakes with each of the Creditors throughout the Security Period that it will ensure that:

       (a)    Free Available Cash

              at all times the Free Available Cash shall not be less than the Minimum Free Available Cash at the relevant time;

       (b)    Working Capital

              as at the end of each quarterly period during and at the end of each financial year of the Borrower, the ratio of Current Assets to Current Liabilities (excluding the current portion of long-term debt) shall not be less than one point five (1.5) to (1); and

       (c)    Leverage

              as at 30 June 2002 and as at the end of each subsequent quarterly period during and at the end of each financial year the Borrower, the ratio of Net Debt as at the end of such period to Annualised EBITDA calculated by reference to such quarter shall not exceed:

              (i) six point five (6.5) to one (1) for quarterly periods ending during or at the end of 2002 and 2003;

              (ii) six (6) to one (1) for quarterly periods ending during and at the end of 2004; and (iii) five (5) to one (1) for all subsequent quarterly periods.

8.6    Undertakings concerning Faraway and Golar Mazo

       The Borrower hereby undertakes with each of the Creditors that it will throughout the Security Period until such time as either Golar Mazo has been sold or become a Total Loss or Oxbow and Golar Maritime have sold their shares in Faraway as contemplated in clause 5.3 and in any such case, the relevant Disposal Repayment Date has occurred and the Borrower has complied with its obligations under clause 5.3 arising upon such sale or Total Loss of Golar Mazo or sale of shares in Faraway:

       (a)    Faraway activities

              use its best efforts to cause Faraway to ensure the following, which best efforts shall include, without limitation, giving instructions to directors of Faraway elected or appointed by Oxbow or Golar Maritime and otherwise voting its Faraway shares in order to ensure that:

              (i)    Debt

                     Faraway does not create, incur, assume or suffer to exist or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Borrowed Money secured by an Encumbrance over Golar Mazo other than Borrowed Money under the Faraway Loan Agreement and any refinancing as contemplated by clause 8.6(d);


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              (ii)   Encumbrances

                     Faraway does not create, incur, assume or suffer to exist any Encumbrance of any kind upon the Golar Mazo, her Earnings, Insurances or Requisition Compensation or the Pertamina Charter (other than Permitted Encumbrances);

              (iii)  Insurance

                     Golar Mazo is appropriately insured, in accordance with good industry practice:

                     (A) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, for an amount not less than its market value as determined in accordance with clause 8.2 as at the first day of the period of the relevant policy; and

                     (B) against protection and indemnity risks (including pollution risks for a minimum amount of USD1,000,000,000 or such higher or lower maximum amount of cover against pollution risks as shall at any time be available by entry of Golar Mazo with, and/or arrangement by, and/or under any cover arranged by, or through, either a protection and indemnity association which is a member of either the "International Group" of protection and indemnity associations or any successor organisation designated by the Administrative Agent for this purpose or the International Group or such successor organisation itself or, if the International Group or any such successor ceases to exist or ceases to provide cover for pollution risks, the maximum amount of cover against pollution risks as shall be available on the open market provided that, if Golar Mazo has ceased trading or is in lay up and in either case has discharged all cargo, the level of pollution risks cover afforded by the ordinary protection and indemnity cover available through a member of the International Group or such successor organisation or, as the case may be, on the open market in such circumstances shall be sufficient for such purpose) for its full value and tonnage and that Faraway will punctually pay all premiums, calls, contributions or other sums payable in respect of such insurance and comply in all respects with all requirements which may from time to time be applicable to such insurances;

              (iv)   Repair/operational

                     the terms of clauses 8.4(a)(xii),  (c), (d), (e), (f), (h),
                     (i), (j), (k) and (l) complied with in relation to Golar Mazo as if references to a Mortgaged Ship were references to Golar Mazo;

              (v)    Sale of Golar Mazo

                     Faraway does not sell, agree to sell, transfer, abandon or otherwise dispose of Golar Mazo unless the Borrower complies with its obligations under clause 5.3 arising upon a sale of Golar Mazo;

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              (vi)   No merger

                     Faraway does not merge or consolidate with any other person save with the prior written consent of the Banks (not to be unreasonably withheld if such merger or consolidation will have no material adverse affect on the overall value of the security constituted by the Security Documents at such time);

              (vii)  Control of operations

                     ensure  that  one or  more  of the  Parent's  wholly  owned
                     Subsidiaries at all times control, by virtue of a management agreement or otherwise, the day to day operation of Golar Mazo including (without limitation) maintenance, drydocking, crewing and insurance;

              (viii) Faraway Documents

                     not,   without   the   prior   written   consent   of   the
                     Administrative Agent (such consent not to be unreasonably withheld):

                     (A)    Variations

                            agree, or permit Faraway to agree, any material variation of any of the Faraway Documents;

                     (B)    Releases and waivers

                            release any other party, or permit Faraway to release any other party, from any of its material obligations under any of the Faraway Documents or waive any breach of its material obligations thereunder or consent to any such act or omission of such party as would otherwise constitute such breach; or

                     (C)    Termination

                            determine or permit Faraway to determine any of the Faraway Documents;

       (b)    Sale of Faraway

              ensure that Oxbow and Golar Maritime shall not, without the prior written consent of the Banks, sell or otherwise dispose of any of their shares or stock in Faraway unless the Borrower complies with its obligations under clause 4.3 arising upon a sale of Oxbow and Golar Maritime's shares in Faraway or any of their rights, title and interest in or under any of the Faraway Documents;

       (c)    Payments by Faraway

              ensure that all dividends and other amounts payable by Faraway to Oxbow and Golar Maritime are paid to an Earnings Account unless and until the Security Administrative Agent otherwise directs pursuant to the Faraway Pledge;

       (d)    Refinancing of Golar Mazo

              not refinance the existing Indebtedness under the Faraway Loan Agreement in respect of Golar Mazo without the prior written consent of the Banks (not to be unreasonably withheld) provided always that it shall be reasonable for the Bank to refuse their consent if such refinancing will have a material adverse affect on the overall value of the security constituted by the Security Documents at such time; and


                                    Page 68
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       (e)    Additional security

              upon the request of the Administrative Agent (acting on the instructions of the Majority Banks) procure that Oxbow and Golar Maritime grant in favour of the Security Agent such additional second priority security over their shares in Faraway and use its best endeavours to obtain any necessary consent to such security under the Faraway Loan Agreement.

8.7    Undertakings concerning Approved Charters and Charter Guarantees

       The Borrower hereby undertakes with each of the Creditors that it will, and will procure that the Owning Companies will, throughout the Security
       Period:

       (a)    Negative undertakings

              not, without the previous written consent of the Administrative Agent (such consent not to be unreasonably withheld):

              (i)    Variations

                     agree to any material variation of any Approved Charter or any Charter Guarantee; or

              (ii)   Releases and waivers

                     release any Approved Charterer or Charter Guarantor from any of its material obligations under an Approved Charter or Charter Guarantee or waive any breach of its material obligations thereunder or consent to any such act or omission of an Approved Charterer or Charter Guarantor as would otherwise constitute such breach; or

              (iii)  Termination

                     determine an Approved Charter for any reason whatsoever;

       (b)    Performance of charter obligations

              perform its obligations under each Approved Charter and use all reasonable endeavours to procure that the Approved Charterer and any Charter Guarantor shall perform their respective obligations under the Approved Charter and any Charter Guarantee;

       (c)    Information

              supply to the Administrative Agent all informations, accounts and records that may be necessary or of assistance to enable the Administrative Agent to verify the amount of all payments of charterhire and any other amount payable under any Approved Charter and/or the Charter Guarantee; and

       (d)    Assignability of charters

              enter into an Approved Charter in respect of any Mortgaged Ship the nature or terms of which do not permit the rights of the relevant Owning Company to receive moneys under such charter to be assigned to the Security Administrative Agent pursuant to the relevant General Assignment.

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9      Conditions

9.1    Documents and evidence

       The obligation of each Bank to make its Commitment available shall be subject to the condition that the Administrative Agent, or its duly authorised representative, shall have received:

       (a) at the date of this Agreement or by such later date (no later than four Banking Days before the first Drawdown Date) as the
              Administrative Agent may agree the documents and evidence specified in schedule 4 part 1; and

       (b) on or prior to the Drawdown Date the documents and evidence specified in schedule 4 part 2,

       in form and substance satisfactory to the Administrative Agent.

9.2    General conditions precedent

       The obligation of each Bank to make its Commitment available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice and on the Drawdown Date:

       (a) the representations and warranties contained in clauses 7.1, 7.2 and 7.3 are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

       (b) no Default shall have occurred and be continuing or would result from the making of the Loan.

9.3    Waiver of conditions precedent

       The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Administrative Agent acting on the instruction of the Majority Banks (save that waiver of the conditions requiring the documents and evidence specified in paragraphs (a), (b),
       (e)  and  (i) of  schedule  4 part 1 and  (a),  (b)  and (h) of part 2 of schedule 4 shall require the instructions of all of the Banks).

9.4    Notification to Banks

       The Administrative Agent shall notify the Banks promptly after receipt by it of the documents and evidence referred to in clause 9.1 in form and substance satisfactory to it.

10     Events of Default

10.1   Events

       There shall be an Event of Default if:

       (a) Non-payment: any Security Party fails to pay any sum due by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three Banking Days of demand) and such failure continues for more than three Banking Days after written notice of non-payment by the Administrative Agent; or

       (b) Breach of Insurance and certain other obligations: any relevant Owning Company fails to obtain and/or maintain the Insurances in accordance with the requirements of the Security Documents for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of any relevant Owning Company or any other person or the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.3 or
              8.5 to 8.7 (inclusive); or

       (c) Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1(a) and 10.1(b)) which are considered by the Majority Banks to be material and, in respect of any such breach or omission which in the opinion of the Majority Banks is capable of remedy, such action as the Majority Banks may require shall not have been taken within thirty (30) days of the Administrative Agent notifying the relevant Security Party of such default and of such required action; or

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       (d)    Misrepresentation:  any  representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made or repeated; or

       (e)    Cross-default: at any time the aggregate amount at such time of:

              (i) any Borrowed Money or Swap Liabilities of any Security Party or any other member of the Golar LNG Group which is not paid when due and remains unpaid;

              (ii) any Borrowed Money of any Security Party or any other member of the Golar LNG Group which has become (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same), or is capable of being declared due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant person of a voluntary right of prepayment or upon mandatory prepayment as a result of a change of law or other circumstances not constituting an event of default under, or breach of, any agreement regulating and/or securing the relevant Borrowed Money);

              (iii) any facility or commitment available to any Security Party or any other member of the Golar LNG Group relating to Borrowed Money which has been withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned;

              (iv) the amount of Swap Liabilities of any Security Party or any other member of the Golar LNG Group which are due or capable of being declared due upon early termination of the relevant transaction by the relevant counterparty; and

              (v) any amounts demanded of, but not paid when due and remaining unpaid by any Security Party or any other member of the Golar LNG Group under any guarantee in respect of Borrowed Money or Swap Liabilities exceeds USD5,000,000; or

       (f) Legal process: any judgment or order made against the Borrower is not stayed or complied with within 30 days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, all or a substantial part of the undertakings, assets, rights or revenues of the Borrower and is not discharged within 30 days; or

       (g) Insolvency: the Borrower becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

                                    Page 71
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       (h)    Reduction  or  loss of  capital:  a  meeting  is  convened  by the
              Borrower for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital (save and to the extent that such purchase reduction or redemption of share capital is permitted by clause 8.3(c)); or

       (i) Winding up: any petition is presented by the Borrower, the shareholders of the Borrower or its directors or other step is taken by the Borrower, the shareholders of the Borrower or its directors for the purpose of winding up the Borrower or an order is made or resolution passed for the winding up of the Borrower or a notice is issued convening a meeting for the purpose of passing any such resolution; or

       (j) Administration: any petition is presented or other step is taken by the Borrower or its directors for the purpose of the appointment of an administrator of the Borrower or an administration order is made in relation to the Borrower; or

       (k) Appointment of receivers and managers: any administrative or other receiver is appointed of the Borrower or all or any substantial part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any substantial part of the assets of the Borrower; or

       (l) Compositions: the Borrower enters into any kind of composition, compromise or arrangement with its creditors generally (or any class of them); or

       (m) Analogous proceedings: there occurs, in relation to the Borrower, in any Relevant Jurisdiction or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Administrative Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses
              10.1(g) to (l) (inclusive) or the Borrower otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

       (n) Cessation of business: the Borrower suspends or ceases to carry on its business; or

       (o) Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, the Borrower are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

       (p) Other parties: any of the events or circumstances described in clauses 10.1(f) to (o) (inclusive) arises or occurs (mutatis mutandis) in relation to any of:

              (i)    any other Security Party; or

              (ii)   any other member of the Golar LNG Group; or

              (iii)  Faraway; or

       (q) Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect in any respect which the Majority Banks consider to be material or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

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       (r)    Unlawfulness:  it becomes  impossible  or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Security Agent to exercise the rights or any of them vested in it or them under any of the Security Documents or otherwise; or

       (s) Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

       (t) Encumbrances enforced: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents is enforced; or

       (u) Material adverse change: there occurs a material adverse change in the financial condition of the Borrower or any member of the Golar LNG Group or of the Golar LNG Group taken as a whole the effect of which is, in the opinion of the Administrative Agent, materially to imperil, delay or prevent the due fulfilment by such person of any of their respective obligations contained in the Security Documents; or

       (v) Arrest: any Mortgaged Ship or Golar Mazo is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owning Company or (as the case maybe) Faraway shall fail to procure the release of such Ship or Golar Mazo within a period of ten (10) Banking Days thereafter (or such longer period as the Administrative Agent may agree in writing); or

       (w) Registration: the registration of any Mortgaged Ship under the laws and flag of the relevant Flag State is cancelled or terminated or, where applicable, not renewed without the prior written consent of the Administrative Agent; or

       (x) Unrest: the Flag State of any Mortgaged Ship or any Relevant Jurisdiction becomes involved in hostilities or civil war or there is a seizure of power in the Flag State or any Relevant Jurisdiction by unconstitutional means if, in any such case, such event could in the opinion of the Administrative Agent may be expected to have a material adverse effect on the security created by any of the Security Documents and, within 14 days of notice from the Administrative Agent to do so, the relevant Owning Company has not taken all such action as the Administrative Agent may require to ensure that such circumstances will not have such an effect; or

       (y) Environment: the Borrower or any other member of the Golar LNG Group fails or has failed to comply with any applicable Environmental Law or any applicable Environmental Approval or any Mortgaged Ship or Golar Mazo or any other vessel is or has been involved in any incident which gives rise, has given rise or may give rise, to an Environmental Claim against any member of the Golar LNG Group or any vessel owned by, or bareboat chartered to, any member of the Golar LNG Group if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Administrative Agent and having regard to any insurance cover available to meet any liabilities arising in relation to such incident, have a material adverse effect on (i) the business, assets, operations, property or financial condition of the Borrower or any Owning Company or Faraway or the Golar LNG Group as a whole or (ii) the security created by any of the Security Documents or (iii) the ability of the Security Agent to enforce the Security Documents in accordance with their terms; or

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       (z)    P&I: the Borrower,  the Owning  Company of any  Mortgaged  Ship or
              Faraway or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which such Mortgaged Ship or Golar Mazo is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any such cover
              (including   without   limitation)   cover   (including,   without
              limitation, cover in such of liability for Environmental Claims arising in jurisdictions where such Mortgaged Ship or (as the case maybe) Golar Mazo operates or trades) is, or may be liable to cancellation, qualification or exclusion at any time; or

       (aa) Termination of Approved Charter: any Approved Charter of any Mortgaged Ship or Golar Mazo is cancelled or terminated by the relevant Approved Charterer by reason of the Owning Company's or Faraway's breach; or

       (bb)   Termination  of  Approved  Management  Agreements:   any  Approved
              Management Agreement is cancelled or rescinded or otherwise terminated in relation to a Mortgaged Ship or Golar Mazo for any reason whatsoever without the prior written consent of the Administrative Agent (acting on the instructions of the Majority Banks); or

       (cc)   Change of control:

              save with the prior written consent of the Banks (which the Banks shall have full liberty to withhold):

              (i) the Borrower is not, or ceases to be a wholly owned Subsidiary of the Parent; or

              (ii) the Owning Companies, Oxbow or Golar Maritime are not or cease to be wholly owned Subsidiaries of the Borrower (save where, in the case of an Owning Company, such Owning Company is sold as contemplated by clause 4.3 and the Borrower has complied with its obligations under clause 4.3 arising on such sale); or

              (iii) Oxbow and Golar Maritime cease to hold at least 60% of the issued share capital in Faraway (save where the shares are sold as contemplated by clause 4.3, where the Borrower has complied with its obligations under clause 4.3 arising on such sale); or

       (dd) Stock exchange listing of Parent: save with the prior consent of Majority Banks, the issued ordinary share capital of the Parent is not listed on the Oslo Stock Exchange or the New York Stock Exchange within ninety (90) days of the Drawdown Date or ceases to be so listed or;

       (ee) Sale of shares in Parent: Osprey or any directly or indirectly wholly owned Subsidiary of Greenwich Holdings Limited ("Greenwich") shall, save with the prior written consent of the Majority Banks, at any time prior to the stock exchange listing of the Parent on the Oslo or New York Stock Exchange cease to be legal and beneficial owner, directly or indirectly, of at least 50% of the ordinary share capital of the Parent; or

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       (ff)   Ownership  interest  in  Parent:  except  with the  prior  written consent of all of the Banks, following the stock exchange listing of the Parent on the Oslo or New York Stock Exchange, Osprey or any directly or indirectly wholly owned Subsidiary of Greenwich or Greenwich itself ceases to be the legal and beneficial owner, directly or indirectly, of at least 25% of the ordinary share capital of the Parent; or

       (gg) Greenwich guarantee: Greenwich commits any breach of or omits to observe any of its obligations under the guarantee of even date herewith executed by Greenwich in favour of the Security Agent or such guarantee shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect otherwise than in accordance with its terms.

10.2   Acceleration

       The Administrative Agent, if so requested by the Majority Banks, shall without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default which is then continuing by notice to the Borrower declare that:

       (a) the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

       (b) the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3   Demand basis

       If, pursuant to clause 10.2(b) the Administrative Agent declares the Loan to be due and payable on demand, the Administrative Agent may (and, if so instructed by the Majority Banks, shall) by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and any commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11     Indemnities

11.1   Miscellaneous indemnities

       The Borrower shall on demand indemnify each Creditor, without prejudice to any of their other rights under any of the Security Documents, against any loss or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

       (a) any default in payment by the Borrower of any sum under any of the Security Documents when due;

       (b)    the occurrence of any Event of Default;

       (c) receiving or recovering all or any part of a sum unpaid otherwise than on the due date for the payment of interest in respect thereof;

       (d) any prepayment of the Loan or part thereof being made under clauses 4.2, 4.3, 4.6 or 12.1, or any other repayment or prepayment of the Loan or part thereof being made otherwise than on a Rollover Date being repair or prepaid; or

       (e) the Loan or any part thereof not being made for any reason (excluding any default by the relevant Creditor) on the date specified in the Drawdown Notice once given including, in any such case, but not limited to, any loss or expense sustained or incurred by any Creditor in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund, effect or maintain its Contribution or any part thereof (collectively "Breakage Costs").

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11.2   Currency indemnity

       If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of
       (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between
       (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3   Environmental indemnity

       The Borrower shall indemnify each Creditor on demand and hold each Creditor harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature ("Losses") which may be suffered, incurred or paid by, or made or asserted against the relevant Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against the relevant Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12     Unlawfulness and increased costs

12.1   Unlawfulness

       It is or becomes contrary to any law or resolution for any Bank to maintain its Commitment or to fund its Contribution or contribute to the Loan, such Bank shall promptly inform the Administrative Agent and the Administrative Agent shall notify the Borrower whereupon:

       (a)    such Bank's Commitment shall be reduced to zero;

       (b) the undrawn portion of the Total Commitments shall be reduced by the same proportion which (immediately prior to its reduction to zero) the Commitments of the relevant Bank bore to the aggregate of the Total Commitments (including such Bank's Commitment); and

       (c) the Borrower shall be obliged to prepay the Contributions of such Bank either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation.

       Any prepayment pursuant to this clause 12.1 shall be made together with all amounts referred to in clause 4.4.

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12.2   Increased costs

       If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which any Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

       (a) subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

       (b) increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping its Commitment available or funding its Contribution or otherwise in maintaining its obligations under this Agreement; and/or

       (c) reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

       (d) reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under any of the Security Documents; and/or

       (e) require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under any of the Security Documents; and/or

       (f) require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Bank's Commitment or Contribution from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

       (i) such Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

       (ii) the Borrower shall on demand, made at any time whether or not the relevant Bank's Contribution has been repaid, pay to the Administrative Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, forgone return or loss.

       For the purposes of this clause 12.2 "holding company" means the company or entity (if any) within the consolidated supervision of which the relevant Bank is included.

12.3   Exception

       Nothing in clause 12.2 shall entitle any Bank to compensation for any such increased costs, reduction, payment or foregoing return to the extent that the same is the subject of an additional payment under clause
       6.7 or is taken into account in calculating the Additional Cost.

12.4   Mitigation

       If circumstances arise which would, or would upon the giving of notice, result in:

       (a) the Borrower being required to make an increased payment to a Bank pursuant to clause 6.7

       (b) the reduction of the Commitments of a Bank to zero or the Borrower being required to prepay any Bank's Contribution pursuant to clause 12.1; or

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       (c)    the  Borrower  being  required  to  make a  payment  to a Bank  to compensate such Bank or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss pursuant to clause 12.2(f)(ii)

       then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under clauses 6.7 and 12, the Administrative Agent and the relevant Bank shall endeavour to take such reasonable steps (and/or, in the case of clause 12.2(f)(ii) and where the increased or additional cost, reduction, payment, foregone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as may be open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances including (in the case of a Bank) the transfer of its rights and obligations under this Agreement to another bank or financial institution) unless to do so might (in the opinion of the relevant Bank) be prejudicial to such Bank (or, as the case may be, its holding company) or be in conflict with such Bank's (or, as the case may be, its holding company's) or the Administrative Agent's general banking policies or involve such Bank (or, as the case may be, its holding company) or the Administrative Agent in expense or an increased administrative burden.

13     Set-off, pro rata payments

13.1   Set-off

       The Borrower authorises each Bank (without prejudice to any of such Bank's rights at law, in equity or otherwise), [at any time when an Event of Default has occurred and is continuing and] without notice to the
       Borrower:

       (a) to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Bank in or towards satisfaction of any sum due and payable from the Borrower to such Bank under any of the Security Documents;

       (b) in the name of the Borrower or such Bank to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

       (c) to combine and/or consolidate all or any accounts in the name of the Borrower with such Bank.

       For such purposes, each Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this clause 13.1. Each Bank shall notify the Administrative Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Administrative Agent shall inform the other Banks.

13.2   Pro rata payments

       (a) If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by the Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Administrative Agent pursuant to clause 6.1 or 6.10 (not being a payment received from a Transferee Bank or a sub-participant in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.1, 3.7, 4.6, 5.2, 6.7, 11.1, 11.2, 11.3,
              12.1, 12.2) the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Administrative Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Administrative Agent and distributed pursuant to clause 6.1 or
              6.10 as the case may be) then:

              (i) within two Banking Days of demand by the Administrative Agent, the Recovering Bank shall pay to the Administrative Agent an amount equal (or equivalent) to the excess;

                                    Page 78
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              (ii)   the  Administrative  Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrower and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.10; and

              (iii) as between the Borrower and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrower to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

       (b) If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro rata share of the amount which has to be refunded by the Recovering Bank.

       (c) Each Bank shall on request supply to the Administrative Agent such information as the Administrative Agent may from time to time request for the purpose of this clause 13.2

       (d) Notwithstanding the foregoing provisions of this clause 13.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Administrative Agent).

13.3   No release

       For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.2.

13.4   No charge

       The foregoing provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.2.

14     Accounts

14.1   Undertakings concerning Earnings Accounts

       The Borrower undertakes with each of the Creditors that throughout the Security Period it will procure that:

       (a)    Payments to Earnings Accounts

              unless and until the Security Agent otherwise directs pursuant to the General Assignments or any other Security Document, the following will be paid to the Earnings Accounts:

              (i)    all Earnings of the Mortgaged Ships;

              (ii) all dividends or other amounts received by Oxbow and Golar Maritime from Faraway;

              (iii) all payments to the Borrower and/or any of the Owning Companies under any Eligible Swap Contracts;

              (iv) all moneys payable under the Insurances of any Mortgaged Ships which are payable to the relevant Owning Company or its order in accordance with the relevant Loss Payable Clauses and the General Assignments;

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              (v)    all  surplus  proceeds  of any  sale or  Total  Loss or any proceeds of sale of an Owning Company or any of Oxbow and Golar Maritime's shares in Faraway after the Borrower has made any prepayment required under clause 4.3; and

              (vi) the amount (including interest) of any fixed term deposit account or contract referred to in clause 14.1(b)(iii) upon maturity of the relevant fixed term;

       (b)    Withdrawals from Earnings Accounts

              withdrawals are made from any Earnings Account only for the purpose of:

              (i) paying amounts then due under the Security Documents (other than any prepayment of the Loan pursuant to clauses 4.3 or
                     4.6 of this Agreement but, for the avoidance of doubt, withdrawals from Earnings Accounts may be made for the purpose of making a prepayment required under clause 12.1);

              (ii) paying amounts then due in respect of Eligible Swap Liabilities or the Operating Costs of Mortgaged Ships;

              (iii) payment of funds from one Earnings Account to another or (provided that the relevant account or contract will be subject to a valid Earnings Account security and notice of assignment thereof has been given to, and acknowledged by, the Account Bank in accordance with such Earnings Account Security) their investment in a Dollar fixed term deposit account or contract placed or made with the Account Bank on terms that the funds so invested and interest earned thereon shall be credited to such Earnings Account on maturity of the relevant fixed term deposit account or contract;

              (iv)   payment of Equity  Distributions  permitted  under provisos
                     (A) or (C) to clause 8.3(c);

              (v) discharging other liabilities or meeting any other expenditure incurred by the Owning Companies which have been demonstrated to the satisfaction of the Administrative Agent to have been reasonably and properly incurred in the ordinary course of the relevant Owning Company's business of owning and operating its Mortgaged Ship (which shall not, for the avoidance of doubt, include any capital expenditure not falling within the definition of Operating Costs and shall not include any other expenditure in respect of any liability arising or incurred in breach of this Agreement); or

              and that (notwithstanding the foregoing) no withdrawal whatsoever is made from any Earnings Account if, immediately following such withdrawal, the Free Available Cash would be less than the Minimum Free Available Cash;

       (c)    Security over accounts

              if an account is to be designated as an Earnings Account for the purposes of the Security Documents there is duly delivered to the Security Agent at or before the time such account is so designated:

              (i) a deed of assignment (an "Account Charge") in respect of such account, duly executed by the relevant account party in such form as the Security Agent may reasonably require (which shall, so far as the Security Agent considers the circumstances permit), be based upon the agreed form of the Earnings Accounts Security or in such other form as the Security Agent may reasonably require for the purpose of creating effective security over such account under any applicable laws;

              (ii) such notices to, and acknowledgements from, the relevant Account Bank as may be required by such Account Charge;

              (iii) in relation to the account holder executing such Account Charge and such Account Charge itself such documents and evidence in form and substance satisfactory to the Security Agent of the kind referred to in paragraphs (a), (b), (c) and (d) of Part 1 of schedule 4 as the Security Agent may reasonably require and that such account has been opened; and

              (iv) such satisfactory legal opinion as the Security Agent may reasonably require as to the execution, validity and effectiveness of such Account Charge provided that the Security Agent may waive the delivery of the documents and evidence referred to in paragraphs (i) and/or (iv) if it considers that an existing Account Charge constitutes effective and satisfactory security over such account.

15     Transfer and lending office

15.1   Benefit and burden

       This Agreement shall be binding upon, and enure for the benefit of, each of the Creditors and the Borrower and their respective successors.

15.2   No assignment by Borrower

       The Borrower may not assign or transfer any of its rights or obligations under any of the Security Documents.

15.3   Transfers

       Any Bank (the "Transferor Bank") may at any time, cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to its Subsidiaries, affiliates or associates or to a federal reserve bank, central bank or other monetary or regulatory authority having jurisdiction over such Banks without the consent of the Borrower or so long as no Default is then continuing, with the consent of the Borrower (such consent not to be unreasonably withheld (and for the purposes of this clause 15.3, it shall be deemed unreasonable for the Borrower to withhold such consent on the grounds that any proposed transfer by a Bank of part of its rights, benefits and/or obligations would result in the number of Banks being increased if, after such transfer, there would be no more than 15 Banks)), to any other bank or financial institution (a "Transferee Bank") by delivering to the Administrative Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank.

       Any transfer by a Bank shall be offered and effected in compliance with all applicable laws and regulations. If the Borrower fails to respond to a request for such consent within ten (10) days of such request being made, the Borrower shall be deemed to have given such consent. No such transfer is binding on, or effective in relation to, the Borrower, the Administrative Agent, or the Security Agent unless it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Administrative Agent (on behalf of itself, the Borrower, the Security Agent and the other Banks). Upon signature of any such Transfer Certificate by the Administrative Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Administrative Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

       The following further provisions shall have effect in relation to any Transfer Certificate:

       (a) a Transfer Certificate may be in respect of a Bank's rights in respect of all or part, of its Commitment and shall be in respect of the same proportion of its Contribution;

       (b) a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as Administrative Agent or Security Agent or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of the Agency Agreement;

       (c) a Transfer Certificate shall take effect in accordance with English law as follows:

              (i) to the extent specified in the Transfer Certificate, the Transferor Bank's payment rights and all its other rights (other than those referred to in paragraph (b) above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank's title and of any rights or equities which the Borrower had against the Transferor Bank;

              (ii) the Transferor Bank's Commitment is discharged to the extent specified in the Transfer Certificate;

              (iii) the Transferee Bank becomes a Bank with a Contribution and an undrawn Commitment of the amount specified in the Transfer Certificate;

              (iv) the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Administrative Agent and the Security Agent in accordance with the provisions of the Agency Agreement and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

              (v) the Contributions which the Transferee Bank makes after the Transfer Certificate comes into effect rank in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank's title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

              (vi) the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.7, 5 and 12, and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

       (d) the rights and equities of the Borrower or of any other Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim; and

       (e) the Borrower, the Security Agent and the Banks hereby irrevocably authorise and instruct the Administrative Agent to sign any such Transfer Certificate on its behalf (and, in the case of the Security Agent, on behalf of any Security Party which has in the relevant Security Document given a corresponding authorisation and instruction to the Security Agent) and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Administrative Agent shall notify the Borrower, the Security Agent the Transferor Bank, the Transferee Bank and the other Banks.

15.4   Reliance on Transfer Certificate

       (a) The Administrative Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

       (b)    The   Administrative   Agent   shall  at  all  times   during  the
              continuation of this Agreement maintain a register in which it shall record the name, Commitments, or, as the case may be, Contributions and administrative details (including the lending office) from time to time of each Bank holding Transfer Certificates and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Administrative Agent shall make the said register available for inspection by any Bank, the Security Agent and the Borrower during normal banking hours upon receipt by the Administrative Agent of reasonable prior notice requesting the Administrative Agent to do so.

       (c) The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the
              Commitments or, as the case may be, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Administrative Agent, the Security Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5   Transfer fees and expenses

       If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, it shall pay to the Administrative Agent for its own account a registration fee of USD1,000 for each transfer, and shall also pay to the Administrative Agent on demand all out of pocket costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, certified by the Administrative Agent as having been reasonably and properly incurred by it in connection with such transfer.

15.6   Documenting transfers

       If any Bank transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3 the Borrower undertakes, immediately on being requested to do so by the Administrative Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank's interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

15.7   Sub-participation

       A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrower.

15.8   Lending office

       Each Bank shall lend through its office at the address specified in 0 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement. If the office through which such Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Administrative Agent promptly of such change and the Administrative Agent shall notify the Borrower.

15.9   Disclosure of information

       Any Bank may (with the prior written consent of the Borrower such consent not to be unreasonable withheld or delayed) disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrower as such Bank shall consider appropriate.

15.10  Assignments by Swap Banks

       The Swap Banks may assign their rights under the Security Documents to any person to whom they assign their rights under the relevant Eligible Swap Contracts, provided that the assignee has entered into an undertaking in such form as the Security Agent may require agreeing to be bound by the terms of the Security Documents.

16     Administrative Agent, Security Agent and Reference Banks

16.1   Appointment of the Administrative Agent and the Security Agent

       The terms and basis on which the Administrative Agent and the Security Agent have been appointed by the Banks as facility agent and by the Banks and the Swap Banks as security agent and trustee respectively are set out in the Agency Agreement including, among other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the Banks, the Swap Banks, the Administrative Agent and the Security Agent.

16.2   Reference Banks

       If (a) the whole of the Contributions (if any) of any Reference Bank is prepaid or (b) the Commitments (if any) of any Reference Bank are reduced to zero in accordance with clauses 4.6 or 12 or (c) a Reference Bank transfers the whole of its rights and obligations (if any) as a Bank under this Agreement or (d), where applicable, any Reference Bank ceases to provide quotations to the Administrative Agent for the purposes of determining LIBOR, the Administrative Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and appoint another Bank to replace such Reference Bank.

17     Tax Lease Option

       If the Borrower or an Owning Company wishes to incur Borrowed Money by means of a Capitalised Lease Obligation in respect of a Mortgaged Ship, the Banks shall, if so requested in writing by the Borrower, discuss in good faith for a period of up to 60 days the possible restructuring of the security arrangements contemplated by this Agreement so as to permit such incurrence of Borrowed Money but such restructuring may only be implemented if all of the Banks approve it in writing (such approval not to be unreasonably withheld) and such supplemental documentation entered into and conditions precedent fulfilled as the Banks may in their absolute discretion require. It is acknowledged by all parties that the restructuring of the security may include the granting of second priority security to secure the relevant Capitalised Lease Obligation and the Swap Banks acknowledge that their second priority rights to the Mortgaged Ships shall be postponed and/or replaced with alternative security acceptable to the Swap Banks to be agreed at the relevant time.

       If any such restructuring is approved in principle by the Banks and the Swap Banks, the Banks and the Swap Banks shall co-operate in good faith with the Borrower in the implementation of such restructuring within such period as may be agreed at the relevant time.

       If in the course of seeking the approval of the Banks to the Tax Lease Option, a majority of the Banks the aggregate of whose Commitments and/or Contribution (as the case may be) exceeds 662/3% of the Total Commitments, agree to the restructuring proposal (the "consenting banks") then the consenting banks shall if requested to do so by the Borrower co-operate with the Borrower to try to arrange for the Commitment and/or Contribution (as the case may be) of the Banks who do not agree the restructuring proposal (the "dissenting banks") to be transferred to a substitute or replacement bank (a "substitute bank") provided that if no substitute bank can be found within such reasonable period as may be agreed by the Administrative Agent at the relevant time to assume the Contribution and/or Commitment of the dissenting bank or banks, the Borrower agrees that the approval of all the Banks to the Tax Lease Option shall be deemed to be required.

18     Notices and other matters

18.1   Notices

       Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

       (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

       (b) be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or 7 days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

       (c)    be sent:

              (i)    to the Borrower at:

                     Golar Gas Holding Company, Inc.
                     c/o Osprey Maritime (Europe) Ltd.
                     30 Marsh Wall
                     London E14 9TP

                     Fax no:         (44) 207 517 8601
                     Attention:      The President

              (ii)   to the Administrative Agent at:

                     Christiania Bank og Kreditkasse ASA
                     P.O. Box 1166, Sentrum
                     0107 Oslo
                     Norway

                     Fax no: 00 47 22 48 66 68
                     Attention:       Shipping Dept.

              (iii)  to the Security Agent at:

                     Stranden 21
                     N-0021 Oslo
                     Norway

                     Fax no: 00 47 22 48 28 94
                     Attention:       Credit Administration Shipping

              (iv) to each Bank at its address, telex or fax number specified in schedule 1 or in any relevant Transfer Certificate,

              (v) to the Swap Banks in accordance with the terms of the relevant Eligible Swap Contracts,

       or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

18.2   No implied waivers, remedies cumulative

       No failure or delay on the part of any Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

18.3   Further assurance

       The Borrower undertakes that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents, be valid and binding obligations of the respective parties thereto and the rights of the Creditors thereunder enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Administrative Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

18.4   Conflicts

       In the event of any conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.
18.5   English language

       All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Administrative Agent shall be entitled to rely.

18.6   Contracts (Rights of Third Parties) Act 1999

       No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

19     Governing law and jurisdiction

19.1   Law

       This Agreement is governed by and shall be construed in accordance with English law.

19.2   Submission to jurisdiction

       The Borrower agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts. The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Frontline Management (UK) Ltd. at present of 12 Grosvenor Place, London SW1X 7HH to receive for it and on its behalf, service of process issued out of the English courts in such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against any Creditor arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.
Schedule 1

                                   Schedule 1
                    Part 1 - The Banks and their Commitments

Name                                   Address and fax number                          Commitment
                                                                                           USD
----                                   ----------------------                          ----------
Christiania Bank og Kreditkasse ASA    P.O. Box 1166, Sentrum                          81,250,000
                                       0107 Oslo
                                       Norway

                                       Fax: +47 22 48 42 78
                                       Attention:    International Loan
                                                     Administration

Den norske Bank ASA                    Stranden 21                                     81,250,000
                                       N-0021 Oslo
                                       Norway

                                       Fax:          (47) 22 48 28 94
                                       Attention:    Loan Administration

Citibank, N.A.                         33 Canada Square                                81,250,000
                                       Canary Wharf
                                       London
                                       E14 5LB

                                       Fax:          (44) 207 986 2762
                                       Attention:    Simon Booth

Fortis Bank (Nederland) N.V.           Credit Administration                           81,250,000
                                       Fortis Bank (Nederland) N.V.,
                                       Oslo Branch
                                       Munkedamsveien 53b, NO-0250 Oslo
                                       Norway

                                       Telephone:    (47) 23 11 49 52
                                       Fax:          (47) 23 11 49 40
                                       Attention:    Francis Birkeland

                                       Loan Administration Department
                                       Fortis Bank (Nederland) N.V.
                                       Coolsingel 93, 3012 AE Rotterdam,
                                       The Netherlands

                                       Telephone:    (31) 10 401 61 42 / 62 54
                                       Fax:          (31) 10 401 61 18
                                       Attention:    Frans Schreuder/ Pieter van
                                       Wijk / Leo Vrijland / Aad Blok

                                       Total:                                          325,000,000


                                    Part 2
                               The Swap Banks

Name                                   Address and fax number
----                                   -----------------------

Christiania Bank og Kreditkasse ASA    P.O. Box 1166, Sentrum
                                       0107 Oslo
                                       Norway

                                       Fax: +47 22 48 42 78
                                       Attention: International
                                       Loan Administration

Den norske Bank ASA                    Stranden 21
                                       N-0021 Oslo
                                       Norway
                                       Fax:          (47) 22 48 28 94
                                       Attention:    Loan Administration

                                   Schedule 2
                                    The Ships

                                     Part 1
                              Details of the Ships


     Name                   Owning Company       Official No.      Classification        Classification
     ----                   --------------       ------------      --------------        --------------
                                                                                              Society
GOLAR SPIRIT            Golar Gas Faraway Inc.       6945       +1A1 Tanker for                 DnV
                                                                Liquified Gas EO SBM

HILLI                   Golar Hilli Inc.             5391       +1A1 Tanker for                 DnV
                                                                Liquified Gas EO SBM

GIMI                    Golar Gimi Inc.              5683       +1A1 Tanker for                 DnV
                                                                Liquified Gas EO SBM

KHANNUR                 Golar Khannur Inc.           5978       +1A1 Tanker for                 DnV
                                                                Liquified Gas EO SBM

GOLAR FREEZE            Golar Freeze Inc.            5824       +1A1 Tanker for                 DnV
                                                                Liquified Gas EO SBM


In this schedule "DnV" means Det Norske Veritas.

                                     Part 2
               Details of Approved Charterers, Charter Guarantees
           and Management Agreements as at the date of this Agreement


GOLAR SPIRIT
Approved Charter


Time charter dated 9 September 1983 between Pertamina and Golar Gas Cryogenics Inc. as amended by Addendum No. 1 dated 2 July 1986 and Addendum No. 2 dated 20 February 1990 expiry on or about 1 December 2006 subject to charterer's option to extend.

Charter Guarantee

None.

Approved Management Agreement

Management Agreement dated 1 January 1999 between Golar Gas Cryogenics Inc. and Osprey Maritime Management Limited.

HILLI

Approved Charter

Short term pre-emption charter dated 7 September 2000 between Golar Hilli Inc. and Methane Services Limited entered into pursuant to the Master Agreement covering period until delivery under long term charter.

Long term charter to be entered into between Golar Hilli Inc. and Methane Services Limited in accordance with the notice of exercise of option under the Master Agreement dated 3 May 2001, such charter to expire during 2013, subject to charterer's option to extend.

Charter Guarantee

(a) Guarantee dated 7 September 2000 from BG International Limited in favour of Golar Hilli Inc. (in respect of pre-emption charter).

(b) Guarantee dated 8 May 2001 from BG International Limited in favour of Golar Hilli Inc. (in respect of long term charter).

Approved Management Agreement

Management Agreement dated 1 January 1999 between Golar Hilli Inc. and Osprey Maritime Management Limited.

GIMI

Approved Charter

Short term pre-emption charter to be entered into between Golar Gimi Inc. and Methane Services Limited pursuant to the Master Agreement covering period until delivery under long term charter.

Long term time charter dated 28 January 2000 between Golar Gimi Inc. and Methane Services Limited entered into pursuant to the Master Agreement expiry during 2012 subject to charterer's option to extend.

Charter Guarantee

Guarantee dated 2 March 2000 from BG International Limited in favour of Golar Gimi Inc. (in respect of long term charter)

Approved Management Agreement

Management Agreement dated 1 January 1999 between Golar Gimi Inc. and Osprey Maritime Management Limited.

KHANNUR

Approved Charter

Short term pre-emption charter dated 30 November 2000 between Golar Khannur Inc. and Methane Services Limited entered into pursuant to the Master Agreement covering period until delivery under long term charter.

Long term time charter dated 12 August 1999 between Golar Khannur Inc. and Methane Services Limited as amended by Addendum No. 1 dated December 1999 entered into pursuant to the Master Agreement expiry during 2009 subject to charterer's option to extend.

Charter Guarantee

Guarantee dated 30 November 2000 from BG International Limited in favour of Golar Khannur Inc. (in respect of long term charter).

Approved Management Agreement

Management Agreement dated 1 January 1999 between Golar Khannur Inc. and Osprey Maritime Management Limited.

GOLAR FREEZE

Approved Charter

Short term pre-emption charter dated 7 September 2000 between Golar Freeze Inc. and Methane Services Limited entered into pursuant to the Master Agreement, such charter to expire on 31 December 2002 subject to charterer's option to extend or enter into a long term charter in accordance with the terms of the Master Agreement.

Charter Guarantee

Guarantee dated 7 September 2000 from BG International Limited and in favour of Golar Freeze Inc. (in respect of the short term charter).

Approved Management Agreement

Management Agreement dated 1 January 1999 between Golar Freeze Inc. and Osprey Maritime Management Limited.

In this schedule "Master Agreement" means the master agreement dated 12 August 1999 as amended by addendum no. 1 thereto dated 5 January 2000 between Golar Khannur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Osprey Maritime Limited and Methane Services Limited. Schedule 3

                                   Schedule 3
                             Form of Drawdown Notice


To:    [Name and address of Administrative Agent]
       Attention:

                                                                 [o] 2001
                                 USD325,000,000
                          Loan Agreement dated [o] 2001

We refer to the above Loan Agreement and hereby give you notice that we wish to draw the Loan (in the amount of USD[325,000,000]) on [o] 2001 and select an Interest Period in respect thereof of [o] months. The funds should be credited to [name and number of account] with [New York City].

We confirm that:

       (a) no Default has occurred and is continuing or will result from our borrowing the Loan;

       (b)    the  representations  and warranties  contained in clauses 7.1 and
              7.2 of the Loan Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

       (c) the borrowing to be effected by the drawdown of the Loan will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

                              For and on behalf of
                               [Name of Borrower]

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                                   Schedule 4

             Documents and evidence required as conditions precedent

                           (referred to in clause 9.1)

                                     Part 1
                                    (General)


(a)    Constitutional documents

       copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b)    Corporate authorisations

       copies of resolutions of the directors and stockholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified by an officer of such Security Party as:

       (i)    being true and correct;

       (ii) being duly passed at meetings of the directors of such Security Party and (if applicable) of the stockholders of such Security Party each duly convened and held;

       (iii)  not having been amended, modified or revoked; and

       (iv)   being in full force and effect,

       together with originals or certified copies of the certificates of any powers of attorney issued by any Security Party pursuant to such resolutions and a certificate by an Officer of each Security Party that no proceedings are pending or contemplated for the bankruptcy or liquidation of the relevant company;

(c)    Certificate of incumbency

       a list of directors and officers of each Security Party specifying the names and positions of such persons, certified by an officer of such Security Party to be true, complete and up to date;

(d)    Consents and approvals

       a certificate from an officer of each Security Party that no consents, authorisations, licences or approvals are necessary for such Security Party, in the case of the Borrower, to borrow the Commitments and/or grant security for such borrowing and, in the case of the other Security Parties, to guarantee and/or grant security for the borrowing by the Borrower of the Commitments pursuant to this Agreement and (in the case of all Security Parties) to execute, deliver and perform the Security Documents and the Underlying Documents insofar as such Security Party is a party thereto;

(e)    Guarantees

       the Guarantees, duly executed by the Guarantors;

(f)    Underlying Documents

       a copy, certified as a true and complete copy by an officer of the Borrower or other person acceptable to the Administrative Agent of each of Underlying Documents;

(g)    Accounts and account security

       evidence that the Earnings Accounts have been opened and the Earnings Account Security has been duly executed by the relevant parties;

(h)    Fees and expenses

       evidence that the fees due under clause 5.1 have been paid in full and that an amount of USD500,000 has been paid to the Administrative Agent on account of the expenses referred to in clause 5.2; and

(i)    Private placement

       evidence that the private placement in respect of the Parent has been fully subscribed to and the proceeds have been received or will be received by the Parent within 7 days of the Drawdown Date.

                                     Part 2
                               (Drawdown of Loan)



(a)    Ships' conditions

       evidence that each Ship and Golar Mazo:

       (i)    Registration and Encumbrance

              is registered in the name of the relevant Owning Company or (as the case may be) Faraway through the relevant Registry as a ship under the laws of the Flag State at the Port of Registry and that such Ship and Golar Mazo and its Earnings, Insurances and Requisition Compensation are free of Encumbrances other than Permitted Encumbrances;

       (ii)   Classification

              maintains its Classification free of all overdue requirements and recommendations of its Classification Society;

       (iii)  Insurance

              is insured in accordance with the provisions of the Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with;

       (iv)   Management

              is managed by the relevant Approved Manager under the Approved Management Agreement relative thereto;

       (v)    Approved Charters

              where there is an Approved Charter for a Ship as at the date of this Agreement, is in service under such Approved Charter;

(b)    Mortgages and General Assignments

       the Mortgages and General Assignments for the Ships, each duly executed by the relevant Owning Company together with any supplements thereto;

(c)    Mortgage registration

       evidence that the Mortgages for the Ships have been registered against the Ships at the Registry with first priority;

(d)    Cash position

       evidence that USD25,000,000 has been credited to an Earnings Account;

(e)    Manager's Undertakings

       the Manager's Undertakings, duly executed by the Approved Managers;

(f)    Subordination Deed

       the Subordination Deed duly executed by the parties thereto;

(g)    Subsidiary Pledges

       the Subsidiary Pledges, duly executed by the Borrower and filed in the register of mortgages and charges of the relevant Subsidiary, together with the other documents required to be delivered to the Security Agent thereunder;

(h)    Notices of assignment and acknowledgements

       duly executed notices of assignment (together with original duly executed acknowledgements thereof) required by the terms of the Security Documents and in the forms prescribed by such Security Documents;

(i)    Liberian opinion

       an opinion of Holland & Knight LLP special legal advisers on matters of Liberian law to the Banks;

(j)    Bermuda opinion

       an opinion of Conyers Dill & Pearman, special legal advisers in Bermuda to the Banks;

(k)    British Virgin Islands opinion

       an opinion of Conyers Dill & Pearman, special legal advisers in the British Virgin Islands to the Banks;

(l)    Cyprus opinion

       an opinion of Chrysses Demetriades & Co., special legal advisers in Cyprus to the Banks;

(m)    English opinion

       an opinion of Norton Rose, special legal advisers in England to the Banks;

(n)    Further opinions

       any such further legal opinion as may be required by the Administrative Agent;

(o)    Process agents

       a copy, certified as a true copy by the Borrower's solicitors or other person acceptable to the Administrative Agent of a letter from each Security Party's agent for receipt of service of proceedings referred to in the Security Documents (other than the Mortgages in respect of all of the Ships) accepting its appointment as such agent;

(p)    Insurance opinion

       an opinion from Messrs Aon Grieg AS of Norway, insurance consultants to the Administrative Agent, on the insurances effected or to be effected in respect of the Ships upon and following the Drawdown Date;

(q)    Indebtedness

       evidence satisfactory to the Administrative Agent that the Borrower,  the
       Owning   Companies,   Oxbow  and  Golar   Maritime  have  no  outstanding
       indebtedness or contingent liabilities;

(r)    Pro forma financial statements

       the pro forma financial statements for the year ending as of 31 May 2001 referred to in clause 7.2(x), together with an operational budget for the Owning Companies and Faraway and the Ships and Golar Mazo for the year beginning 1 July 2001;

(s)    Hedging

       the Eligible Swap Contracts duly executed by the relevant parties thereto;

(t)    Technical report

       a technical report (satisfactory to the Administrative Agent) by surveyors acceptable to the Administrative Agent and dated not earlier than ten days prior to the Drawdown Date, in respect of the useful life of the Ships;

(u)    Osprey Maritime Limited

       evidence satisfactory to the Administrative Agent that the operational management of Osprey Maritime Limited has been transferred to the Golar LNG Group;

(v)    Parent, Borrower and Guarantor liabilities

       evidence that the Parent, the Borrower and the other Guarantors have no Indebtedness other than:

       (i)    under the Security Documents;

       (ii) adjustments of hire due to other members of the Golar LNG Group and Osprey; and

       (iii) inter-company liabilities within the Golar LNG Group in respect of operational costs due to the Approved Managers;

(w)    Costs and expenses

       evidence that all amounts owing under clause 5 which are due on the Drawdown Date or have been demanded by the Administrative Agent under clause 5 on or before the Drawdown Date have been or will be paid in full on the Drawdown Date;

(x)    Maximum Liability Amount

       (i) a certificate of the Borrower as to the Adjusted Net Worth and Valuable Transfers (each as defined in the Subsidiary Guarantee) of and received by applicable to each of the Subsidiary Guarantors as at the date of issue of the Subsidiary Guarantee;

       (ii) evidence as to subordination of intercompany debt of Subsidiary Guarantors prior to the issue of the Subsidiary Guarantee sufficient to ensure that the Adjusted Net Worth (as defined in the Subsidiary Guarantee) of each Subsidiary Guarantor is a positive figure and that any such inter-company indebtedness remaining after the issue of the Subsidiary Guarantee is subordinated in the terms required by clause 2.3 of the Subsidiary Guarantee;

       (iii) evidence as to the application of the full proceeds of the Loan in making Valuable Transfers (as defined in the Subsidiary Guarantee) to the Subsidiary Guarantors in the form of loans made by the Borrower to the Subsidiary Guarantors;

(y)    Corporate organisation

       evidence that the Parent has paid the full consideration for the purchase of the share capital in the Borrower and that the representations and warranties in clauses 7.1(h) (shareholdings in Owning Companies, Oxbow and Golar Maritime), 7.1(j) (shareholdings in Borrower), 7.2(s) (shareholdings in Parent) and 7.2(y) (shareholdings in Faraway) are true and correct;

(z)    Letters of quiet enjoyment

       the letters of quiet enjoyment issued by the Security Agent or, in respect of the "Golar Spirit", the notice of financing issued by Golar Gas Cryogenics Inc. duly acknowledged by the relevant Approved Charterers;

(aa)   Side letters

       any side letters to any of the Security Documents duly executed by the parties thereto together with any documents required pursuant to such side letters;

(bb) Fee letter, funding indemnity letter and syndication letter the fee letter, the funding indemnity letter and the syndication letter duly executed by the parties thereto; and

(cc)   Greenwich Guarantee

       the guarantee of Greenwich Holdings Limited duly executed in a form acceptable to the Banks.

                                   Schedule 5


                          Form of Transfer Certificate

                          (referred to in clause 16.3)

                              Transfer Certificate


Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To: [o], as agent on its own behalf and for and on behalf of the Borrower, the Security Agent and the Banks defined in the Loan Agreement referred to below.

                                                                    o 200o
       Attention: [o]

This certificate ("Transfer Certificate") relates to a Loan Agreement dated [o] 2001 (the "Loan Agreement") and made between (1) Golar Gas Holding Company, Inc. (the "Borrower"), (2) Christiania Bank og Kreditkasse ASA, Den norske Bank ASA, Citibank, N.A. and Fortis Bank (Nederland) N.V. (3), the banks and financial institutions defined therein as banks (the "Banks"), (4) Christiania Bank og Kreditkasse ASA as Administrative Agent, (5) Den norske Bank ASA as Security Agent and (6) Citibank, N.A. as Book Runner for a loan facility of up to USD325,000,000. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the "Transferor" means [full name] of [lending office]; and

the "Transferee" means [full name] of [lending office].

1 The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to [ ] per centum ([ ]%) of the Contribution of the Transferor (or its predecessors in title) which are set out below:

         Date of Contribution                        Amount

         [o]                                         USD [o]

2      By  virtue  of  this  Transfer  Certificate  and  clause  15 of the  Loan
       Agreement, the Transferor is discharged [entirely from its undrawn Commitment which amounts to USD[o]] [from [o] per centum ([o]%) of its undrawn Commitment, which percentage represents USD[o]].]

3 The Transferee hereby requests the Borrower, the Administrative Agent, the Security Agent and the Banks to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4      The Transferee:

       (i) confirms that it has received a copy of the Loan Agreement and the Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

       (ii) confirms that it has not relied and will not hereafter rely on the Transferor, the Administrative Agent or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;

       (iii) agrees that it has not relied and will not rely on the Transferor, the Administrative Agent, the Security Agent or the Banks to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other Security Party (save as otherwise expressly provided therein);

       (iv) warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents;

       (v)    acknowledges and accepts the provisions of paragraph 4(iii) above;
              and

       (vi) if not already a Bank, appoints the Administrative Agent to act as its agent and the Security Agent to act as its trustee as provided in the Agreement and the Security Documents and agrees to be bound by the terms of the Agency Agreement.

5      The Transferor:

       (i) warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

       (ii) warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, [the country in which the Transferor is incorporated and the country in which its lending office is located]; and

       (iii) agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for a similar purpose.

6 The Transferee hereby undertakes with the Transferor and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Administrative Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7 By execution of this Transfer Certificate on their behalf by the Administrative Agent and in reliance upon the representations and warranties of the Transferee, the Borrower, the Administrative Agent, the Security Agent, the Book Runner and the Banks accept the Transferee as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Administrative Agent and the Security Agent as provided by the Agency Agreement and the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Administrative Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8 None of the Transferor, the Administrative Agent, the Security Agent, the Book Runner or the Banks:

       (i) makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any of the Security Documents or any document relating thereto;

       (ii) assumes any responsibility for the financial condition of the Borrower or any other Security Party or any party to any such other document or for the performance and observance by the Borrower or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9 The Transferor and the Transferee each undertake that they will on demand fully indemnify the Administrative Agent and the Security Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Administrative Agent's or Security Agent's gross negligence or wilful misconduct, as the case may be.

10 The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Agreement and the Security Documents.

11 This Transfer Certificate shall be governed by, and construed in accordance with, English law.

       Transferor                                  Transferee



       By:                                         By:



       Dated:                                      Dated:



       Agent



       Agreed for and on behalf of itself as  Administrative
       Agent,  the Borrower,  the Security  Agent,  the Book
       Runner, the Banks and all other parties to the Agency
       Agreement


       DEN NORSKE BANK ASA



       By:


       Dated:

       Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Security Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each individual Bank to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

                                  The Schedule



Outstanding Contribution                            USD [o]
Undrawn Commitment ($)                              USD [o]
Portion Transferred                                 [o]%



                      Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:
Fax:

Contact Person
(Credit Administration Department):

Telephone:
Fax:

Account for payments:

                                   Schedule 6
                         Calculation of Additional Cost

1 The Additional Cost is an addition to the interest rate to compensate the Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2 On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below. The Additional Cost will be calculated by the Administrative Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the Commitments of each Bank in the Loan) and will be expressed as a percentage rate per annum.

3 The Additional Cost Rate for any Bank lending from an office in a Participating Member State will be the percentage notified by that Bank to the Administrative Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4 The Additional Cost Rate for any Bank lending from an office in the United Kingdom will be calculated by the Administrative Agent as follows:

       (a)    in relation to an amount in Sterling:

              [OBJECT OMITTED]per cent. per annum

       (b)    in relation to an amount in any currency other than Sterling:

              [OBJECT OMITTED]per cent. per annum.

       Where:

       A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

       B is the percentage rate of interest (excluding the Margin and the Additional Cost) payable for the relevant Interest Period on the Loan.

       C is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

       D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

       E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Bank.

5      For the purposes of this schedule:

       (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

       (b) "Fees Regulations" means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision;

       (c) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations; and

       (d) "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

6 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7 Each Bank shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a
       Bank:

       (a) its jurisdiction of incorporation and the jurisdiction of the office through which it will perform its obligations under this Agreement; and

       (b) any other information that the Administrative Agent may reasonably require for such purpose.

       Each Bank shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.


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8      The  percentages  or rates of charge of each Bank for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Bank notifies the Administrative Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with an office in the same jurisdiction as the office through which it is performing its obligations under this Agreement.

9 The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10 The Administrative Agent shall distribute the additional amounts received as a result of the Additional Cost to the Lenders on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank pursuant to paragraphs 3 and 7 above.

11 Any determination by the Administrative Agent pursuant to this schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all the parties to this Agreement.

12 The Administrative Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all the parties to this Agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties to this Agreement.

                                   Schedule 7

       Form of officer's certificate (referred to in clause 8.1(e)(ii)(D))


                   Officer's Certificate issued pursuant to a
                USD325,000,000 Term Loan Agreement dated [o] 2001

I, [o], the Chief Financial Officer of Golar Gas Holding Company, Inc. (the "Borrower"), hereby certify that:

1 Attached hereto are the latest [Annual Financial Statements][Quarterly Financial Statements] for the [o] period ended on [o] (the "Reference Date") for the Borrower. Such financial statements [were prepared in accordance with GAAP] [were not prepared in accordance with GAAP and attached hereto is a statement of the full details of the adjustments required to such statements to reflect GAAP as necessary to calculate the amounts referred to in paragraph 2 below].

2      Attached hereto is a statement of the respective amounts of:

       o      the Cash  Balances[,  the Cash Reserve] and Minimum Free Available
              Cash

       o Current Assets, Current Liabilities and the current portion of Long Term Debt

       o      Annualised EBITDA and Interest Expense

       o      Net Debt,

       as at, and for each relevant period ended on, the Reference Date.

3 The Borrower has complied with each of the financial undertakings set out in clause 8.5 of the Loan Agreement and is not in default in the performance or observance of any of such covenants [specify any exceptions].

4 As at [date] no Default has occurred and is continuing [specify any exceptions].

5 The person executing this certificate on our behalf has full information concerning our financial affairs and has executed the same after having made due investigation and enquiry as to the accuracy of the information herein contained.

Terms used herein and not otherwise defined herein shall have the meanings set forth in the said Loan Agreement. This certificate is rendered pursuant to clause 8.1(e)(ii)(D) of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has set his hand this [o] day of [o] [20o].

GOLAS GAS HOLDING COMPANY, INC.

By: ...................................................
       Chief Financial Officer




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

The Borrower

SIGNED by PETER COSTALAS                              )
for and on behalf of                                  )
GOLAR GAS HOLDING COMPANY, INC.                       )
pursuant to a Power of Attorney                       )   PETER COSTALAS
dated 31 May 2001                                     )   Attorney-in-fact



Christiania Bank og Kreditkasse ASA

SIGNED by AMANDA CLIFFORD                             )
for and on behalf of                                  )
CHRISTIANIA BANK OG KREDITKASSE ASA                   )
- Part of Nordea                                      )
as the Administrative Agent,                          )
a Lead Arranger, a Swap Bank and as a Bank            )
pursuant to a Power of Attorney                       )   AMANDA CLIFFORD
dated 30 May 2001                                     )   Attorney-in-fact



Den norske Bank ASA

SIGNED by AMANDA CLIFFORD                             )
for and on behalf of                                  )
DEN NORSKE BANK ASA                                   )
as the Security Agent,                                )
a Lead Arranger, a Swap Bank and as a Bank            )
pursuant to a Power of Attorney                       )   AMANDA CLIFFORD
dated 30 May 2001                                     )   Attorney-in-fact



Citibank, N.A.

SIGNED by SIMON BOOTH                                 )
for and on behalf of                                  )
CITIBANK, N.A.                                        )
as the Book Runner, a Lead Arranger and as a Bank     )   SIMON BOOTH
by its authorised signatory                           )   Authorised signatory



Fortis Bank (Nederland) N.V.

SIGNED by AMANDA CLIFFORD                             )
for and on behalf of                                  )
FORTIS BANK (NEDERLAND) N.V.                          )
as a Lead Arranger and as a Bank                      )
pursuant to a Power of Attorney                       ) AMANDA CLIFFORD
dated 30 May 2001                                     ) Attorney-in-fact



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